                                                                Exhibit 2

                                                                CONFORMED COPY








                                MERGER AGREEMENT


                                       by

                                       and

                                      among


                          WENDY'S INTERNATIONAL, INC.,

                             FEI ACQUISITION CORP.,

                            FRESH ENTERPRISES, INC.,

                                       and

                              CERTAIN OTHER PARTIES







                               Dated: May 30, 2002

                               TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS .......................................................................................... 1


ARTICLE 2. THE MERGER ...........................................................................................11
         2.1      The Merger.....................................................................................11
         2.2      Closing........................................................................................11
         2.3      Actions and Deliveries at Closing..............................................................11
         2.4      Effect of Merger...............................................................................12
         2.5      Charter and Bylaws.............................................................................13
         2.6      Directors and Officers.........................................................................13
         2.7      Effect on Capital Stock........................................................................13
         2.8      Surrender of Certificates......................................................................14
         2.9      Stock Options..................................................................................14
         2.10     Warrants.......................................................................................15
         2.11     Tax Treatment..................................................................................15
         2.12     Shares of Dissenting Shareholders..............................................................15
         2.13     Taking of Necessary Action; Further Action.....................................................16
         2.14     Holdback Amount; Adjustment to Aggregate Merger Consideration..................................16
         2.15     Closing Memorandum.............................................................................19

ARTICLE 3. PARENT PARTY REPRESENTATIONS AND WARRANTIES...........................................................19
         3.1      Entity Status..................................................................................20
         3.2      Power and Authority; Enforceability............................................................20
         3.3      No Violation...................................................................................20
         3.4      Brokers' Fees..................................................................................20
         3.5      Merger Sub.....................................................................................20

ARTICLE 4. REPRESENTATIONS AND WARRANTIES CONCERNING ACQUIRED ENTITIES...........................................20
         4.1      Entity Status..................................................................................21
         4.2      Power and Authority; Enforceability............................................................21
         4.3      No Violation...................................................................................21
         4.4      Brokers' Fees..................................................................................22
         4.5      Capitalization; Shares and Shareholder Information.............................................22
         4.6      Records........................................................................................22
         4.7      Acquired Subsidiaries..........................................................................23
         4.8      Financial Statements...........................................................................23
         4.9      Subsequent Events..............................................................................24
         4.10     Liabilities....................................................................................26
         4.11     Legal Compliance...............................................................................26
         4.12     Tax Matters....................................................................................26
         4.13     Franchise Matters..............................................................................28
         4.14     Title to and Condition of Assets; Restaurants..................................................30
         4.15     Real Property..................................................................................30
         4.16     Intellectual Property..........................................................................31

         4.17     Inventory......................................................................................32
         4.18     Contracts......................................................................................32
         4.19     Powers of Attorney.............................................................................34
         4.20     Insurance......................................................................................34
         4.21     Litigation.....................................................................................35
         4.22     Labor; Employees...............................................................................35
         4.23     Employee Benefits..............................................................................35
         4.24     Environmental, Health, and Safety Matters......................................................37
         4.25     Product Liability..............................................................................37
         4.26     Suppliers......................................................................................37
         4.27     Permits........................................................................................37
         4.28     Certain Business Relationships with Acquired Entities..........................................38

ARTICLE 5. PRE-CLOSING COVENANTS.................................................................................38
         5.1      General........................................................................................38
         5.2      Notices and Consents...........................................................................38
         5.3      Operation of Business..........................................................................39
         5.4      Preservation of Business.......................................................................40
         5.5      Access to Business Information.................................................................41
         5.6      Notice of Developments.........................................................................41
         5.7      Exclusivity....................................................................................41
         5.8      Affiliated Transactions........................................................................41
         5.9      Repayment of Certain Notes Receivable from Shareholders........................................41
         5.10     Discharge of Certain Notes Payable to Shareholders.............................................42
         5.11     Directed Payments..............................................................................42
         5.12     Employment Agreements..........................................................................42

ARTICLE 6. CLOSING CONDITIONS....................................................................................42
         6.1      Conditions Precedent to Obligation of Parent Parties...........................................42
         6.2      Conditions Precedent to Obligation of Company..................................................44

ARTICLE 7. TERMINATION...........................................................................................45
         7.1      Termination of Agreement.......................................................................45
         7.2      Effect of Termination..........................................................................46

ARTICLE 8. INDEMNIFICATION.......................................................................................46
         8.1      Survival of Representations and Warranties.....................................................46
         8.2      Indemnification Provisions for Parent's Benefit................................................46
         8.3      Indemnification Provisions for the Security Holders' Benefit...................................47
         8.4      Indemnification Claim Procedures...............................................................47
         8.5      Limitations on Indemnification Liability.......................................................48
         8.6      Escrow.........................................................................................49
         8.7      Sophistication of Parent.......................................................................50
         8.8      Other Indemnification Provisions...............................................................50
         8.9      Exclusive Remedy...............................................................................50
         8.10     Additional Indemnification.....................................................................50

                                       ii

ARTICLE 9. SELLERS' REPRESENTATIVE...............................................................................51
         9.1      Authorization of the Sellers' Representative...................................................51
         9.2      Compensation; Exculpation; Indemnity...........................................................53
         9.3      Removal and Replacement of Sellers' Representative; Successor Sellers' Representative..........53
         9.4      Reliance; Limitation as to Parent and Acquired Entities........................................54

ARTICLE 10. MISCELLANEOUS........................................................................................54
         10.1     Treatment of Certain Tax Matters Post-Closing..................................................54
         10.2     Schedules......................................................................................57
         10.3     Entire Agreement...............................................................................57
         10.4     No Third Party Beneficiaries...................................................................57
         10.5     Successors.....................................................................................57
         10.6     Assignments....................................................................................58
         10.7     Notices........................................................................................58
         10.8     Specific Performance...........................................................................59
         10.9     Submission to Jurisdiction; No Jury Trial......................................................60
         10.10    Time...........................................................................................60
         10.11    Counterparts...................................................................................60
         10.12    Headings.......................................................................................60
         10.13    Governing Law..................................................................................61
         10.14    Amendments.....................................................................................61
         10.15    Extensions; Waiver.............................................................................61
         10.16    Severability...................................................................................61
         10.17    Expenses.......................................................................................62
         10.18    Construction...................................................................................62
         10.19    Incorporation of Exhibits, Annexes, and Schedules..............................................62
         10.20    Electronic Signatures..........................................................................62
         10.21    Post-Closing Indemnification...................................................................63



                                   ATTACHMENTS

Exhibits
--------

Exhibit A               Form of Joinder Agreement
Exhibit B               List of Shareholders and Share Ownership
Exhibit C               Form of Indemnity Escrow Agreement
Exhibit D               Form of Merger Certificate
Exhibit E               Form of Company's Officers' Certificate
Exhibit F               Form of Company's Secretary's Certificate
Exhibit G               Form of Parent's Officers' Certificate
Exhibit H               Form of Parent's Secretary's Certificate
Exhibit I               Form of Opinion of Counsel to the Acquired Entities
Exhibit J               Form of Holdback Escrow Agreement

Schedules
---------

Schedule 2.3(e)         Cash Payments
Schedule 2.6            Surviving Corporation's Directors and Officers
Schedule 2.14(b)        Calculation of Initial Merger Consideration Adjustments
Schedule 4.1            Acquired Entities' Officers and Directors
Schedule 4.3            Company Required Consents
Schedule 4.5            Commitments on Company Shares
Schedule 4.7            Company Subsidiaries
Schedule 4.8            Acquired Entities' Financial Statements
Schedule 4.9            Subsequent Events
Schedule 4.10           Liabilities
Schedule 4.12(a)        Tax Return Extensions; Liabilities
Schedule 4.12(c)        Tax Returns
Schedule 4.12(d)        Tax Returns; Waiver of Statute of Limitations
Schedule 4.12(j)        Certain Tax Information
Schedule 4.13(a)        Franchise Agreements
Schedule 4.13(a)(iii)   Breaches of Franchise Agreements
Schedule 4.13(a)(iv)    Notice of Termination of Franchise Agreements
Schedule 4.13(b)        Financial Obligations of Franchisees
Schedule 4.13(c)        Franchise Claims
Schedule 4.13(e)        Franchise Registration Status
Schedule 4.13(f)        Violation of Franchise Laws
Schedule 4.13(g)        Offering Circulars
Schedule 4.14           Encumbrances
Schedule 4.14(b)        Capital Expenditures
Schedule 4.15(b)        Leased Property
Schedule 4.16(b)        Marks
Schedule 4.16(d)        Ownership Exceptions
Schedule 4.16(f)        Intellectual Property Violations

Schedules
---------

Schedule 4.18           Contracts
Schedule 4.19           Powers of Attorney
Schedule 4.20           Insurance
Schedule 4.21           Litigation
Schedule 4.23           Employee Benefits
Schedule 4.23(i)        Post-Employment Benefits
Schedule 4.23(j)        Parachute Payments
Schedule 4.24           Environmental, Health, and Safety Matters
Schedule 4.25           Product Liability
Schedule 4.26           Suppliers
Schedule 4.27           Permits
Schedule 4.28           Certain Business Relationships
Schedule 5.8            Surviving Affiliate Contracts
Schedule 5.9            Affiliated Notes Receivable
Schedule 5.10           Affiliated Notes Payable
Schedule 5.11           Directed Payments




[All exhibits and schedules are omitted from this Exhibit 2 pursuant to Regulation S-K Item 601(b)(2). Wendy's International, Inc. will furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.]

                                MERGER AGREEMENT


         This Merger Agreement (this "AGREEMENT"), dated as of May 30, 2002, is by and among (i) WENDY'S INTERNATIONAL, INC., an Ohio corporation ("PARENT"),
(ii) FEI ACQUISITION CORP., a California corporation and a wholly-owned indirect subsidiary of Parent ("MERGER SUB") and, together with Parent, the "PARENT PARTIES"), (iii) FRESH ENTERPRISES, INC., a California corporation (the "COMPANY" and, together with the Parent Parties, collectively the "PARTIES" and individually, a "PARTY"), and (iv) those shareholders of the Company signatories hereto and those shareholders of the Company who become parties to this Agreement by executing a joinder agreement after the date hereof in the form attached hereto as EXHIBIT A.

                                    RECITALS:

         A. Each Party's Board of Directors believes it is in its and its shareholders' best interests that Parent acquire the Company through the statutory merger of Merger Sub with and into the Company (the "MERGER") and, in furtherance thereof, have approved the Merger.

         B. Immediately prior to the Merger, all of the Company's issued and outstanding shares of (i) Series A Preferred Stock (the "SERIES A PREFERRED SHARES"), (ii) Series B Preferred Stock (the "SERIES B PREFERRED Shares"), and
(iii) Series C Preferred Stock (the "SERIES C PREFERRED SHARES" and, together with the Series A Preferred Shares and the Series B Preferred Shares, the "COMPANY PREFERRED SHARES"), each without par value, will be converted into the Company's common stock, without par value, and pursuant to the Merger all of the Company's shares of common stock outstanding immediately prior to consummation of the Merger (the "COMPANY COMMON SHARES" and, together with the Company Preferred Shares, the "COMPANY SHARES"), will be converted into the right to receive cash as set forth herein.

         C. On behalf of the Shareholders, Parent will place a portion of the cash issued in the Merger into escrow, the release of which cash will be contingent upon certain events and conditions.

         D. The Parties desire to make certain representations and warranties and other agreements in connection with the Merger.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants contained herein, each Parent Party and the Company agree as follows:

                                  ARTICLE 1.
                                  DEFINITIONS

         "ACQUIRED ENTITIES" means the Company and each of the Acquired Subsidiaries.

         "ACQUIRED SUBSIDIARY" means any Subsidiary listed on SCHEDULE 4.7.

         "ACTION" means any action, appeal, petition, plea, charge, complaint, claim, suit, demand, litigation, arbitration, mediation, hearing, inquiry, investigation or similar event, occurrence, or proceeding.

         "ADJUSTED CURRENT ASSETS" means those assets of the Company known as "current assets" (as determined in accordance with GAAP in a manner consistent with the Company's past practice); provided, however, that current assets shall exclude (i) cash and cash equivalents, (ii) income taxes receivable, and (iii) the current portion of notes receivable.

         "ADJUSTED CURRENT LIABILITIES" means those liabilities of the Company known as "current liabilities" (as determined in accordance with GAAP in a manner consistent with the Company's past practice); provided, however, that current liabilities shall exclude (i) the line of credit, (ii) the current portion of long-term debt, (iii) the current portion of loans due to Shareholders, (iv) income taxes payable, (v) the portion of accounts payable which are related to the opening, construction, permitting or acquisition from franchisees of Baja Fresh restaurants owned by the Acquired Entities at the Closing Date (whether open, under construction, in the permitting process or otherwise approved for development by the Company for which the Company has incurred costs or expenses), and (vi) the portion of accounts payable that are scheduled as Directed Payments pursuant to SECTION 5.11; provided, however, that such accounts payable shall not include any portion of accounts payable relating to Baja Fresh restaurants acquired by the Company from franchisees at any time after May 7, 2002 if such acquisition was not approved in writing by Parent.

         "AFFILIATE" or "AFFILIATED" with respect to any specified Person, means a Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person. For this definition, "control" (and its derivatives) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting Equity Interests, as trustee or executor, by contract or credit arrangements or otherwise.

         "AFFILIATED GROUP" means any affiliated group under Code Section 1504(a) or any similar group defined under provisions of applicable Law.

         "AGREEMENT" is defined in the preamble to this Agreement.

         "AGGREGATE MERGER CONSIDERATION" is defined in SECTION 2.7(b).

         "AUDITED FINANCIAL STATEMENTS" is defined in SECTION 4.8(a).

         "BALANCE SHEET DATE" is defined in SECTION 4.8(b).

         "BREACH" means (a) any breach, inaccuracy, failure to perform, failure to comply, failure to notify, default, or violation or (b) any other act, omission, event, occurrence or condition the existence of which would (i) permit any Person to accelerate any monetary obligation or terminate or cancel any right or obligation, or (ii) require the payment of a monetary penalty.

         "BREEN EMPLOYMENT AGREEMENT" means a mutually acceptable employment agreement to be negotiated between Parent and Donald Breen.

         "CATTERTON" is defined in SECTION 9.1(a).

         "CLOSING" is defined in SECTION 2.2.

         "CLOSING DATE" is defined in SECTION 2.2.

         "CLOSING TAX RETURNS" shall have the meaning set forth in SECTION 10.1(b).

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMERCIALLY REASONABLE EFFORTS" means the efforts that a reasonable Person desirous of achieving a result would use in similar circumstances to insure that such result is achieved as expeditiously and effectively as possible. Notwithstanding the foregoing, an obligation to use Commercially Reasonable Efforts under this Agreement does not require the Person subject to that obligation to make any payments or pay other consideration in excess of $2,500 to any third party from whom Consent is required to be obtained hereunder in exchange for receipt of such Consent, nor does it require any Person to take any actions that would cause a termination of this Agreement pursuant to ARTICLE 7 or a condition reportable pursuant to SECTION 5.6.

         "COMMITMENT" means (a) options, warrants, convertible securities, exchangeable securities, subscription rights, conversion rights, exchange rights, or other Contracts that require a Person to issue any of its Equity Interests; (b) any other securities convertible into, exchangeable or exercisable for, or representing the right to subscribe for any Equity Interest of a Person; (c) statutory pre-emptive rights or pre-emptive rights granted under a Person's Organizational Documents; and (d) stock appreciation rights, phantom stock, profit participation, or other similar rights with respect to a Person.

         "COMPANY" is defined in the preamble to this Agreement.

         "COMPANY COMMON SHARES" is defined in the recitals to this Agreement.

         "COMPANY COMMON STOCK EQUIVALENTS" means the Company Common Shares and shares of common stock of the Company issuable upon exercise of Company Options, Company Warrants, and any other securities exercisable for or convertible into common stock of the Company, in each case outstanding at the Effective Time.

         "COMPANY INDEBTEDNESS" means the Company's line of credit and long-term debt (including the current portion thereof), as determined in accordance with GAAP.

         "COMPANY OPTIONS" means all options to purchase shares of common stock of the Company outstanding immediately prior to the Effective Time.

         "COMPANY PREFERRED SHARES" is defined in the recitals to this Agreement.

         "COMPANY SHARES" is defined in the recitals to this Agreement.

         "COMPANY STOCK CERTIFICATE" is defined in SECTION 2.7(b).

         "COMPANY WARRANTS" means all warrants to purchase shares of common stock of the Company outstanding immediately prior to the Effective Time.

         "CONCLUSIVE ADJUSTMENT AMOUNT" is defined in SECTION 2.14(c)(ii).

         "CONSENT" means any consent, approval, waiver, or other similar action.

         "CONTRACT" means any contract, agreement, or commitment, whether record or oral.

         "COPYRIGHTS" means all copyrights in both published works and unpublished works.

         "CORPORATE LAW" is defined in SECTION 2.1.

         "DAMAGES" means all damages, losses (including any diminution in value and the loss of any available tax deduction), Liabilities, payments, amounts paid in settlement, obligations, fines, penalties, expenses, costs associated with obtaining injunctive relief, and other costs, including reasonable fees and expenses of attorneys, accountants and other professional advisors, and of expert witnesses and other out-of-pocket costs of investigation, preparation, and litigation in connection with any Action or threatened Action.

         "DIRECTED PAYMENTS" is defined in SECTION 5.11.

         "DIRECTED PAYMENTS STATEMENT" is defined in SECTION 5.11.

         "DISPUTES" is defined in SECTION 8.10(a).

         "DISSENTING SHAREHOLDER" is defined in SECTION 2.12.

         "DOLLARHYDE EMPLOYMENT AGREEMENT" means a mutually acceptable employment agreement to be negotiated between Parent and Gregory Dollarhyde.

         "EFFECTIVE TIME" is defined in SECTION 2.3.

         "EMPLOYEE AGREEMENT" means each management, employment, severance, consulting, or similar Contract between any Acquired Entity and any employee, consultant, independent contractor, or other individuals providing services thereto pursuant to which any Acquired Entity has or may have any Liability.

         "EMPLOYEE BENEFIT PLAN" means each plan, program, policy, payroll practice, contract, agreement (including Employee Agreements), or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock related awards, fringe benefits, or other employee benefits of any kind, whether formal or informal, funded or unfunded, written or oral and whether or not legally binding, including each "employee benefit plan," within the meaning of Section 3(3) of ERISA and each "Multiemployer Plan" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA.

         "EMPLOYEE PENSION BENEFIT PLAN" is defined in ERISA Section 3(2).

         "EMPLOYEE WELFARE BENEFIT PLAN" is defined in ERISA Section 3(1).

         "ENCUMBRANCE" means any Order, Security Interest, easement, right of first refusal, or restriction on voting, transfer, or receipt of income, other than restrictions under federal and state securities laws and regulations.

         "ENFORCEABLE" - a Contract is "Enforceable" if it is the legal, valid, and binding obligation of the applicable Person enforceable against such Person in accordance with its terms, except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium, or other Laws relating to or affecting the rights of creditors, and general principles of equity.

         "ENVIRONMENTAL, HEALTH, AND SAFETY REQUIREMENTS" means all Orders and Laws concerning or relating to public health and safety, worker/occupational health and safety, and pollution or protection of the environment, including those relating to the presence, use, manufacturing, refining, production, generation, handling, transportation, treatment, recycling, transfer, storage, disposal, distribution, importing, labeling, testing, processing, discharge, release, threatened release, control, or other action or failure to act involving cleanup of any hazardous materials, substances, or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise, or radiation, each as amended.

         "EQUITY INTEREST" means (a) with respect to a corporation, any and all shares of capital stock and any Commitments with respect thereto, (b) with respect to a partnership, limited liability company, trust, or similar Person, any and all units, interests, or other partnership/limited liability company interests, and any Commitments with respect thereto, and (c) any other direct or indirect equity ownership or participation in a Person.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "ERISA AFFILIATE" means each business or entity which is a member of a "controlled group of corporations," under "common control" or an "affiliated service group" with any Acquired Entity within the meaning of Sections 414(b),
(c) or (m) of the Code, or required to be aggregated with any Acquired Entity under Section 414(o) of the Code, or is under "common control" with any Acquired Entity, within the meaning of Section 4001(a)(14) of ERISA.

         "ESCROW AGENT" means First Union National Bank or any other nationally chartered bank mutually acceptable to Parent and the Sellers' Representative.

         "ESCROW AGREEMENTS" means the Indemnity Escrow Agreement and the Holdback Escrow Agreement.

         "ESCROW AMOUNT" means the General Indemnity Escrow Amount and the Special Indemnity Escrow Amount.

         "EXCESS LOSS ACCOUNT" is defined in Treas. Reg. Section 1.1502-19.

         "EXPIRATION DATE" means July 15, 2002.

         "FIDUCIARY" is defined in ERISA Section 3(21).

         "FINANCIAL STATEMENTS" is defined in SECTION 4.8.

         "FLSA CLAIM" is defined in SECTION 8.10(a).

         "FRANCHISE AGREEMENT" is defined in SECTION 4.13(a).

         "FRANCHISEE" is defined in SECTION 4.13(a).

         "FRANCHISE LAWS" is defined in SECTION 4.13(f).

         "GAAP" means United States generally accepted accounting principles, as in effect from time to time.

         "GENERAL INDEMNITY ESCROW ACCOUNT" is defined in SECTION 8.6(a).

         "GENERAL INDEMNITY ESCROW AMOUNT" is defined in SECTION 8.6(a).

         "GOVERNMENTAL BODY" means any legislature, agency, bureau, branch, department, division, commission, court, tribunal, magistrate, justice, multi-national organization, quasi-governmental body, or other similar recognized organization or body of any federal, state, county, municipal, local, or foreign government or other similar recognized organization or body exercising similar powers or authority.

         "HEELEY EMPLOYMENT AGREEMENT" means a mutually acceptable employment agreement to be negotiated between Parent and Steven Heeley.

         "HOLDBACK AMOUNT" is defined in SECTION 2.14(b).

         "HOLDBACK ESCROW ACCOUNT" is defined in SECTION 2.14(b).

         "HOLDBACK ESCROW AGREEMENT" means the escrow agreement between Parent, the Sellers' Representative, and Escrow Agent, in substantially the form of EXHIBIT J.

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of
1976.

         "INDEMNIFICATION CLAIM" is defined in SECTION 8.4(a).

         "INDEMNIFIED PARTIES" means, individually and as a group, the Shareholder Indemnified Parties and the Parent Indemnified Parties.

         "INDEMNITOR" means any Party having any Liability to any Indemnified Party under this Agreement.

         "INDEMNITY ESCROW AGREEMENT" means the escrow agreement between Parent, the Sellers' Representative, and Escrow Agent, in substantially the form of EXHIBIT C.

         "INITIAL MERGER CONSIDERATION" is defined in the first sentence of
SECTION 2.14.

         "INITIAL MERGER CONSIDERATION ADJUSTMENTS" is defined in SECTION
2.14(a).

         "INTELLECTUAL PROPERTY" means any rights, licenses and other claims that any Person may have to claim ownership, authorship, or invention, or the right to use, to object to or prevent the modification of, to withdraw from circulation, or to control the publication or distribution of, any Marks, Patents, Copyrights, or Trade Secrets.

         "INTERIM FINANCIAL STATEMENTS" is defined in SECTION 4.8(b)

         "KNOWLEDGE" means the knowledge of a Person's officers and directors as of the date hereof and the Closing Date after due investigation. With respect to particular areas of interest, "Knowledge" includes the knowledge of such Person's employees charged with responsibility for a particular functional or regional area of such Person's operations (E.G., an employee directing the environmental section with respect to knowledge of environmental matters or a regional manager).

         "LAW" means any law (statutory, common, or otherwise), constitution, treaty, convention, ordinance, equitable principle, code, rule, regulation, executive order, request, or other similar authority enacted, adopted, promulgated, or applied by any Governmental Body, each as amended.

         "LIABILITY" or "LIABLE" means any liability or monetary obligation, whether absolute or contingent, matured or unmatured, conditional or unconditional, accrued or unaccrued, liquidated or unliquidated, or due or to become due.

         "MARKS" means all fictitious business names, trading names, corporate names, and registered trademarks, and service marks and applications therefor.

         "MATERIAL ADVERSE CHANGE (OR EFFECT)" means any change (or effect) that is materially adverse to the business, operations, condition (financial or otherwise), assets, or liabilities of the Acquired Entities taken as a whole; provided, however, that a Material Adverse Change (or Effect) shall not include any adverse change or effect (i) resulting from any change in general economic or market conditions, including, without limitation, any change in general economic or market conditions due to any act of war, terrorism or threat, or
(ii) which negatively affects the restaurant, food, or beverage industries generally, unless the change or effect with respect to either clause (i) or (ii) disproportionately affects the Acquired Entities; provided, however, that, with respect to ARTICLE 6 and ARTICLE 7 only, "MATERIAL ADVERSE CHANGE (OR EFFECT)" means any materially adverse event, series of events or the lack of occurrence thereof which, singularly or in the aggregate, (a) if capable of being reduced to a dollar amount, would be valued at an amount at least equal to $2,000,000, or (b) if not capable of being reduced to a dollar amount, would be expected to cause a third-party purchaser, acting reasonably, to refuse to complete the Transactions on the terms set forth in this Agreement.

         "MERGER" is defined in the recitals to this Agreement.

         "MERGER CERTIFICATE" is defined in SECTION 2.3.

         "MERGER SUB" is defined in the preamble to this Agreement.

         "MOST RECENT YEAR END" is defined in SECTION 4.8(a).

         "MULTIEMPLOYER PLAN" is defined in ERISA Section 3(37).

         "NEUTRAL ACCOUNTING FIRM" means an independent certified public accounting firm of national or regional stature, agreed to by Parent and the Sellers' Representative.

         "OFFERING CIRCULAR" is defined in SECTION 4.13(g).

         "OPTION CONSIDERATION" is defined in SECTION 2.9(a).

         "ORDER" means any order, ruling, decision, verdict, decree, writ, subpoena, award, judgment, injunction, or other similar determination or finding by, before, or under the supervision of any Governmental Body, or arbitrator.

         "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity, quality, and frequency to the extent practicable in the context of rapidly growing businesses) of the relevant Person and its Subsidiaries.

         "ORGANIZATIONAL DOCUMENTS" means the articles of incorporation, certificate of incorporation, charter, bylaws, articles of formation, regulations, operating agreement, certificate of limited partnership, partnership agreement, and all other similar documents, instruments, or certificates executed, adopted, or filed in connection with the creation, formation, or organization of a Person, including any amendments thereto.

         "PARENT" is defined in the preamble to this Agreement.

         "PARENT INDEMNIFIED PARTIES" means (a) Parent and its officers, directors, managers, employees, agents, representatives, controlling Persons, and stockholders, and (b) each Acquired Entity.

         "PARENT INDEMNIFIED PARTIES THRESHOLD AMOUNT" is defined in SECTION 8.5(a)(ii).

         "PARENT PARTIES" is defined in the preamble to this Agreement.

         "PARTIES" is defined in the preamble to this Agreement.

         "PATENTS" means all patents and patent applications.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "PERMIT" means any permit, license, certificate, approval, consent, waiver, accreditation, or other similar authorization required by any Law or Governmental Body.

         "PER SHARE MERGER CONSIDERATION" is defined in SECTION 2.7(b).

         "PERSON" means any individual, partnership, limited liability company, corporation, association, joint stock company, trust, entity, joint venture, labor organization, unincorporated organization, Governmental Body, or other business entity.

         "POST-CLOSING ESTIMATED ADJUSTMENT AMOUNT" is defined in SECTION 2.14(c)(i).

         "PROHIBITED TRANSACTIONS" is defined in ERISA Section 406 and Code
Section 4975.

         "S-1" means the registration statement on Form S-1 (File No. 333-86908) filed by the Company with the SEC on April 25, 2002 relating to the potential initial public offering of the Company's common stock.

         "SCHEDULES" means the Schedules to this Agreement.

         "SEC" means the U. S. Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933.

         "SECURITY HOLDERS" means the Shareholders and the holders of record of any Company Options or Company Warrants immediately prior to the Effective Time.

         "SECURITY INTEREST" means any security interest, deed of trust, mortgage, pledge, lien, charge, claim, or other similar interest or right, except for (i) liens for taxes, assessments, governmental charges, or claims that are being contested in good faith by appropriate Actions promptly instituted and diligently conducted and only to the extent that a reserve or other appropriate provision, if any, has been made on the face of the Financial Statements in an amount equal to the Liability for which the lien is asserted,
(ii) statutory liens of landlords and warehousemen's, carriers', mechanics', suppliers', materialmen's, repairmen's, or other like liens (including Contractual landlords' liens) arising in the Ordinary Course of Business and with respect to amounts not yet delinquent, or with respect to amounts being contested in good faith by appropriate proceedings; and (iii) liens incurred or deposits made in the Ordinary Course of Business in connection with workers' compensation, unemployment insurance and other similar types of social security.

         "SELLERS' REPRESENTATIVE" is defined in SECTION 9.1.

         "SERIES A PREFERRED SHARES" is defined in the recitals to this Agreement.

         "SERIES B PREFERRED SHARES" is defined in the recitals to this Agreement.

         "SERIES C PREFERRED SHARES" is defined in the recitals to this Agreement.

         "SHAREHOLDER INDEMNIFIED PARTIES" means any Security Holder and its officers, directors, managers, employees, agents, representatives, controlling Persons, stockholders, and their Affiliates.

         "SHAREHOLDER INDEMNIFIED PARTIES THRESHOLD AMOUNT" is defined in
SECTION 8.5(b)(ii).

         "SHAREHOLDERS" means the record holders of the Company Shares as they may be constituted from time to time.

         "SPECIAL INDEMNITY ESCROW ACCOUNT" is defined in SECTION 8.6(a).

         "SPECIAL INDEMNITY ESCROW AMOUNT" is defined in SECTION 8.6(a).

         "SPECIAL INDEMNITY ITEMS" is defined in SECTION 8.10(a).

         "SPECIAL TAX CLAIM" is defined in SECTION 8.10(a).

         "SUBSIDIARY" means, with respect to any Person: (a) any corporation of which more than 50% of the total voting power of all classes of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors is owned by such Person directly or through one or more other Subsidiaries of such Person and (b) any Person other than a corporation of which at least a majority of the Equity Interests (however designated) entitled (without regard to the occurrence of any contingency) to vote in the election of the governing body, partners, managers, or others that will control the management of such entity is owned by such Person directly or through one or more other Subsidiaries of such Person.

         "SURVIVING CORPORATION" is defined in SECTION 2.1.

         "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs, ad valorem, duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto.

         "TAX PROCEEDING" is defined in SECTION 10.1(e).

         "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes required to be filed with any Governmental Body, including any schedule or attachment thereto, and including any amendment thereof.

         "TERMINATION DATE" means the earlier to occur of (a) the Expiration Date and (b) the date on which this Agreement is terminated pursuant to SECTION
7.1 (other than SECTION 7.1(b)).

         "TRADE SECRETS" means all know-how, trade secrets, confidential information, customer lists, technical information, data, process technology, plans, drawings, and blue prints.

         "TRANSACTION DOCUMENTS" means this Agreement and the Escrow Agreements.

         "TRANSACTIONS" means all of the transactions contemplated by this Agreement, including: (a) the Merger, the filing of the Merger Certificate, and Parent's delivery of the Aggregate Merger Consideration hereunder; (b) the execution, delivery, and performance of all of the documents, instruments, and agreements to be executed, delivered, and performed in connection herewith, including each Escrow Agreement; and (c) the performance by the Parent Parties, the Acquired Entities, and the Shareholders of their respective covenants and obligations (pre- and post-Closing) under this Agreement.

         "TREAS. REG." means the temporary and final regulations promulgated under the Code.

         "WARRANT CONSIDERATION" is defined in SECTION 2.10.

         "WHITWELL EMPLOYMENT AGREEMENT" means a mutually acceptable employment agreement to be negotiated between Parent and Peter Whitwell.

         "WORKING CAPITAL" means the Adjusted Current Assets less the Adjusted Current Liabilities.

                                   ARTICLE 2.
                                   THE MERGER

         2.1 THE MERGER.

         At the Effective Time, subject to this Agreement and Section 1107 of the California General Corporation Law (the "CORPORATE LAW"), Merger Sub shall be merged with and into the Company, Merger Sub's separate corporate existence shall cease, and the Company shall continue as the surviving corporation and as a wholly-owned Subsidiary of Parent. The Company as the surviving corporation after the Merger is sometimes referred to herein as the "SURVIVING CORPORATION."

         2.2 CLOSING.

         The closing of the Merger (the "CLOSING") shall take place at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 2029 Century Park East, Suite 2400, Los Angeles, California, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to consummate the Merger (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as Parent and the Company may mutually determine (the "CLOSING DATE").

         2.3 ACTIONS AND DELIVERIES AT CLOSING.

         On the Closing Date, the Parties shall cause the Merger to be consummated by filing an Agreement of Merger with the Secretary of State of California substantially in the form of EXHIBIT D (the "MERGER Certificate"), in accordance with the applicable Corporate Law. The date and time the Merger becomes effective as specified in the Merger Certificate or as otherwise provided in accordance with the applicable Corporate Law is referred to as the "EFFECTIVE TIME." In addition, at the Closing:

         (a) The Company shall deliver to Parent:

                  (i) An Officers' certificate, substantially in the form of EXHIBIT E, duly executed on the Company's behalf, as to whether each condition specified in SECTION 6.1 has been satisfied in all respects.

                  (ii) A Secretary's certificate, substantially in the form of EXHIBIT F, duly executed on the Company's behalf.

                  (iii) The resignation, effective as of the Closing, of each Acquired Entity's directors and officers, and the termination of any related employment agreement.

                  (iv) The Escrow Agreements, duly executed by the Sellers' Representative and the Escrow Agent.

                  (v) An affidavit described in Code Section 1445(b)(3).

                  (vi) The Company Stock Certificates.

         (b) Parent shall deliver to the Company:

                  (i) An Officers' certificate, substantially in the form of EXHIBIT G, duly executed on Parent's behalf, as to whether each condition specified in SECTION 6.2 has been satisfied in all respects.

                  (ii) A Secretary's certificate, substantially in the form of EXHIBIT H, duly executed on Parent's behalf;

                  (iii) The Escrow Agreements, duly executed by Parent.

         (c) Parent shall deliver to the Shareholders, in accordance with payment instructions provided by such Persons, and in immediately available funds, their pro rata portion of the Initial Merger Consideration less their pro rata portion of the Escrow Amount and the Holdback Amount.

         (d) Parent shall deliver the Holdback Amount to the Escrow Agent to be held in accordance with the Holdback Escrow Agreement and the Escrow Amount to the Escrow Agent to be held in accordance with the Indemnity Escrow Agreement.

         (e) Parent shall deliver to the Persons identified on SCHEDULE 2.3(E) the cash amounts set forth opposite their names aggregating $5,000,000 (less applicable withholdings). The Parties agree that of the $5,000,000 payable by Parent pursuant to this SECTION 2.3(E), $337,500 shall be paid by Parent from time to time, but in no event later than 90 days following the Closing Date, to those Persons designated in writing by the Company to Parent to receive all or any portion of such amount. To the extent that the Company does not designate recipients of all or any portion of such $337,500 within the 90 day period, Parent shall have no obligation to pay such amounts.

         2.4 EFFECT OF MERGER.

         At the Effective Time, the effect of the Merger shall be as provided in the applicable Corporate Law. At the Effective Time all of the Company's and Merger Sub's property, rights, privileges, powers, and franchises shall vest in the Surviving Corporation, and all debts, liabilities, and duties of the Company and Merger Sub shall become the Surviving Corporation's debts, liabilities, and duties.

         2.5 CHARTER AND BYLAWS.

         At the Effective Time, the Articles of Incorporation of the Surviving Corporation shall be amended and restated at and as of the Effective Time to read as did the Articles of Incorporation of Merger Sub immediately prior to the Effective Time (except that the name of the Surviving Corporation shall remain unchanged) until thereafter amended. The Bylaws of the Surviving Corporation immediately prior to the Effective Time shall continue to be the Bylaws of the Surviving Corporation after the Effective Time until thereafter amended.

         2.6 DIRECTORS AND OFFICERS.

         Merger Sub's director(s) and officers immediately prior to the Effective Time shall be the Surviving Corporation's initial director(s) and officers.

         2.7 EFFECT ON CAPITAL STOCK.

         At the Effective Time, because of the Merger and without any action on the part of Parent, Merger Sub, or the Company:

              (a) COMMON STOCK OF MERGER SUB. Each share of Merger Sub's common stock issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid, and non-assessable share of the Surviving Corporation's common stock. Each stock certificate of Merger Sub evidencing ownership of any such shares shall from and after the Effective Time evidence ownership of shares of the Surviving Corporation's common stock.

              (b) CONVERSION OF COMPANY COMMON STOCK. Subject to SECTION 2.12, each Company Common Share shall be converted into the right to receive such amount of cash that results from dividing (A) $275,000,000, less the amounts payable by Parent to the Persons identified on SCHEDULE 2.3(E), as adjusted pursuant to SECTION 2.14 (the "AGGREGATE MERGER CONSIDERATION") by (B) the number of Company Common Stock Equivalents outstanding as of the Effective Time (the "PER SHARE MERGER CONSIDERATION"). Each such Company Common Share, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and the holder of a certificate (a "COMPANY STOCK CERTIFICATE") that, immediately prior to the Effective Time, represented the outstanding Company Common Shares shall cease to have any rights with respect thereto, except the right to receive the pro rata portion of the Aggregate Merger Consideration in accordance with the terms hereof and the Escrow Agreements. Notwithstanding the provisions of this SECTION 2.7, the Aggregate Merger Consideration shall be subject to reduction for the aggregate amount paid pursuant to the indemnification provisions of ARTICLE 8.

              (c) RIGHTS PRIOR TO SURRENDER, STOCK SPLITS, ETC. AND STOCK TRANSFER BOOKS. Until surrendered as contemplated by SECTION 2.8, each Company Stock Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Per Share Merger Consideration for each Company Common Share represented by such Company Stock Certificate. If between the date hereof and the Effective Time the outstanding Company Shares are changed into a different number of shares or a different class, because of any stock dividend, subdivision, reclassification, recapitalization, split, combination, or exchange of shares, the Per Share Merger Consideration shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, or exchange of shares. After the Effective Time, the Company's stock transfer books shall be closed and there shall be no further transfers of Company Shares. If, at or after the Effective Time, Company Stock Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged in accordance with this Agreement.

         2.8 SURRENDER OF CERTIFICATES.

              (a) EXCHANGE PROCEDURES. At the Closing, (i) the holders of Company Stock Certificates shall surrender such certificates to Parent, (ii) assuming surrender of the Company Stock Certificate the holder thereof shall receive the applicable portion of the Initial Merger Consideration less the applicable portion of the Escrow Amount and the Holdback Amount, and (iii) the Company Stock Certificates so surrendered shall forthwith be canceled.

              (b) NO FURTHER OWNERSHIP RIGHTS IN COMPANY SHARES. All portions of the Aggregate Merger Consideration shall be deemed to have been issued in full satisfaction of all rights pertaining to the Company Shares.

              (c) LOST, STOLEN, OR DESTROYED CERTIFICATES. If any Company Stock Certificate has been lost, stolen, or destroyed, Parent shall issue the applicable portion of the Aggregate Merger Consideration deliverable in respect thereof upon (i) the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen, or destroyed and (ii) if the Surviving Corporation reasonably requires, the posting by such Person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate.

         2.9 STOCK OPTIONS.

              (a) PURCHASE OF OPTIONS. At the Effective Time, automatically and without any action on the part of the holder thereof, each Company Option shall remain outstanding after the Effective Time as an option to purchase Company common stock upon the same terms and conditions as such outstanding Company Options. On the first business day following the Closing Date, Parent shall purchase each Company Option for an amount (the "OPTION CONSIDERATION") equal to the result obtained by multiplying (A) the Per Share Merger Consideration by (B) the number of shares of common stock of the Company issuable upon exercise of such Company Option after giving effect to acceleration of vesting, and then subtracting the applicable exercise price under such Company Option. On the first business day following the Closing Date, Parent shall pay to the holder of each Company Option that portion of the Option Consideration constituting such holder's pro rata portion of the Option Consideration, less such holder's portion of the Holdback Amount and Escrow Amount. Additionally, the Company shall be entitled to deduct and withhold from each holder's applicable portion of the Option Consideration such amount that the Company is required to deduct and withhold under the Code and applicable Treasury Regulations. The Company shall promptly pay or cause to be paid any amounts that are withheld to the appropriate Governmental Bodies on behalf of the holders of Company Options. The holder's pro rata portion of the

Holdback Amount and the Escrow Amount shall be released to such holder at the same time, if ever, as the corresponding amounts are released to the Shareholders.

              (b) AMENDMENTS TO PLANS. Such amendments to each Company stock option plan and Company Option as may be required to reflect the Merger and the terms of this SECTION 2.9 shall be deemed to have been made at the Effective Time.

         2.10 WARRANTS.

         The Company shall use Commercially Reasonable Efforts to cause each of the Company Warrants to be exercised in full immediately prior to the Effective Time. After the Effective Time, the holders of any Company Warrants which were not so exercised shall be entitled to receive, upon surrender of the certificate evidencing such Company Warrants, cash in an amount (the "WARRANT CONSIDERATION") equal to the result obtained by multiplying (A) the Per Share Merger Consideration by (B) the number of shares of common stock of the Company issuable upon exercise of such Company Warrant, and then subtracting the applicable exercise price under such Company Warrant. The Company shall be entitled to deduct and withhold from each holder's applicable portion of the Warrant Consideration such amount that the Company is required to deduct and withhold under the Code and applicable Treasury Regulations. The Company shall promptly pay or cause to be paid any amounts that are withheld to the appropriate Governmental Bodies on behalf of the holders of Company Warrants. The Company shall also withhold that portion of the Warrant Consideration constituting the holder's pro rata portion of the Holdback Amount and the Escrow Amount and such amounts shall be released to the holders of Company Warrants at the same time, if ever, as such amounts are released to the Shareholders.

         2.11 TAX TREATMENT.

         The Parties intend that the Merger constitute a taxable stock purchase and sale for federal and state income tax purposes.

         2.12 SHARES OF DISSENTING SHAREHOLDERS.

         Any Company Shares a Shareholder properly exercising its dissent or appraisal rights under the Corporate Law (a "DISSENTING SHAREHOLDER") holds shall be converted into the right to receive such consideration as may be determined to be due to such Dissenting Shareholder under the Corporate Law; except that each Company Share outstanding at the Effective Time that a Dissenting Shareholder holds for which, after the Effective Time, such Dissenting Shareholder withdraws its demand to exercise dissenters or appraisal rights or loses its right to exercise dissenters or appraisal rights as provided in the Corporate Law, shall be deemed to be converted, as of the Effective Time, into the right to receive the Per Share Merger Consideration. The Company shall give Parent (a) prompt notice of any written demands for the exercise of dissenters or appraisal rights, withdrawals of demands for the exercise of dissenters or appraisal rights and any other instruments served under the Corporate Law, and (b) the opportunity to direct all negotiations and proceedings with respect to demands for exercise of dissenters or appraisal rights under the Corporate Law. The Company shall not voluntarily make any payment with respect to any purchase demands and shall not, except with Parent's prior written consent, settle or offer to settle any such demands.

         2.13 TAKING OF NECESSARY ACTION; FURTHER ACTION.

         If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title, and possession to all assets, property, rights, privileges, powers, and franchises of the Company and Merger Sub, the officers and directors of the Company, Parent, and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and the Company and Parent shall cause them to take, all such lawful and necessary action.

         2.14 HOLDBACK AMOUNT; ADJUSTMENT TO AGGREGATE MERGER CONSIDERATION.

         The Aggregate Merger Consideration contemplated by SECTION 2.7(b) (without giving effect to any adjustments pursuant to this SECTION 2.14, the "INITIAL MERGER CONSIDERATION") shall be adjusted as follows:

         (a) ADJUSTMENTS TO INITIAL MERGER CONSIDERATION. The Initial Merger Consideration shall be subject to the following adjustments (the "INITIAL MERGER CONSIDERATION ADJUSTMENTS") set forth below:

                  (i) COMPANY CASH BALANCE. The Initial Merger Consideration (x) shall be increased or decreased by the amount that the Company's cash and cash equivalents (other than cash withheld to comply with SECTION 4.12(b)) at the Closing Date exceeds or is less than an amount equal to $2,000 multiplied by the number of Company-owned restaurants open at the Closing Date, and (y) shall be decreased by an amount equal to the cash required to be withheld (but not withheld) to comply with SECTION 4.12(b).

                  (ii) WORKING CAPITAL. The Initial Merger Consideration shall be increased or decreased by the amount by which the Working Capital as of the Closing Date is greater than or less than a deficit of $4,000,000.

                  (iii) OPTION AND WARRANT EXERCISE PRICES. The Initial Merger Consideration shall be increased by an amount equal to the sum of the exercise prices of all of the Company Options and the Company Warrants outstanding at the Closing Date after giving effect to acceleration of vesting (which sum shall be computed as (i) the product of the number of shares of common stock of the Company issuable upon exercise of the Company Options multiplied by the per share option exercise price, plus
         (ii) the product of the number of shares of common stock of the Company issuable upon exercise of the Company Warrants multiplied by the per share warrant exercise price, in all respects under clauses (i) and
         (ii) on a case-by-case basis).

                  (iv) SHAREHOLDER NOTES RECEIVABLE. The Initial Merger Consideration shall be increased by an amount equal to the sum of the amounts due and payable as of the Closing Date, as described on
         SCHEDULE 5.9.

                  (v) COMPANY INDEBTEDNESS. The Initial Merger Consideration shall be reduced by the amount of any Company Indebtedness existing as of the Closing Date.

                  (vi) DIRECTED PAYMENTS. The Initial Merger Consideration shall be reduced by the amount of all Directed Payments not paid in full by the Company on or prior to the Closing Date, to the extent of the unpaid amounts.

                  (vii) NEW COMPANY RESTAURANTS. The Initial Merger Consideration shall be increased by the sum of (i) $4,550,000, representing the aggregate purchase price the Company paid pursuant to an Asset Purchase Agreement dated February 26, 2002, plus (ii) an amount equal to the aggregate increase in the Company's gross property and equipment from the date of the Audited Financial Statements to the Closing Date, computed in accordance with GAAP; provided, however, that in no event shall the total increase pursuant to this SECTION 2.14(a)(vii) exceed $9,500,000.

         (b) CLOSING DATE ADJUSTMENT. Five calendar days prior to the expected Closing Date, the Company shall deliver to Parent a written statement in the form of SCHEDULE 2.14(b) setting forth its good faith estimate of the Initial Merger Consideration Adjustments as of the Closing Date (on a net basis, the "HOLDBACK AMOUNT"). If the Holdback Amount is a positive number reflecting an amount payable to the Security Holders, Parent shall deposit such amount into an escrow account (the "HOLDBACK ESCROW ACCOUNT"), which the Holdback Escrow Agreement shall govern. If the Holdback Amount is a deficit in excess of $1,000,000, the Company shall have a right to terminate this Agreement as set forth in SECTION 7.1(e) unless Parent agrees in writing that the Holdback Amount shall equal a deficit of $1,000,000. If (a) the Holdback Amount is a deficit of $1,000,000 or less, or (b) if the Holdback Amount is a deficit in excess of $1,000,000, Parent does not agree in writing that the Holdback Amount shall equal a deficit of $1,000,000, and the Company does not terminate this Agreement, then the amount of Initial Merger Consideration paid to the Security Holders on the Closing Date shall be decreased by the Holdback Amount and such amount shall be deposited into the Holdback Escrow Account.

         (c) DEFINITIVE MERGER CONSIDERATION ADJUSTMENT.

                  (i) CALCULATION. As promptly as practicable after the Closing Date, but not later than 30 calendar days thereafter, Parent shall deliver to Sellers' Representative a schedule in the form of SCHEDULE 2.14(b) setting forth in reasonable detail Parent's calculation of the Initial Merger Consideration Adjustments as of the Closing Date based on actual results (the "POST-CLOSING ESTIMATED ADJUSTMENT AMOUNT"). Unless the Post-Closing Estimated Adjustment Amount varies from the Holdback Amount by $500,000 or more, either upwards or downwards, the Holdback Amount shall be final and binding on the Parties for all purposes of this Agreement, and shall be disbursed to the parties entitled to receive the same no later than the second business day following Parent's delivery of the schedule reflecting the Post-Closing Estimated Adjustment Amount.

                           (ii) REVIEW; DISPUTES. If the difference between the
                  Holdback Amount and the Post-Closing Estimated Adjustment Amount is greater than $500,000, Parent must submit a letter to Sellers' Representative, at the same time that Parent submits the Post-Closing Estimated Adjustment Amount, detailing Parent's differences to the Company's calculation of the Holdback Amount. (To the extent that any portion of the Holdback Amount is not in dispute, such amount shall be disbursed to the parties entitled to receive the same no later than the second business day following Parent's delivery of the schedule reflecting the Post-Closing Estimated Adjustment Amount.) Upon receipt thereof, Sellers' Representative and Parent shall use Commercially Reasonable Efforts to reach agreement on the calculation of the Post-Closing Estimated Adjustment Amount. For these purposes, Sellers' Representative shall have the right to communicate with, and to review the work papers, schedules, memoranda, and other documents that Parent prepared or reviewed in determining the Post-Closing Estimated Adjustment Amount and concurrently shall have access to all books and records to the extent Sellers' Representative reasonably requires them to complete its review of Parent's calculation of the Post-Closing Estimated Adjustment Amount. If Sellers' Representative and Parent are unable to reach agreement within 30 days after the date Sellers' Representative received Parent's calculation of the Post-Closing Estimated Adjustment Amount, either Party shall have the right to refer such matter to the Neutral Accounting Firm on or prior to such 30th day. The Neutral Accounting Firm shall determine the actual Post-Closing Estimated Adjustment Amount within 30 days of such referral, and such determination shall be final and binding on Parent and the Security Holders for all purposes of this Agreement. The fees and expenses of the Neutral Accounting Firm shall be paid by Parent if the Neutral Accounting Firm determines that the difference between the Holdback Amount and the Post-Closing Estimated Adjusted Amount is less than $500,000, and shall be paid out of the General Indemnity Escrow Account if the difference is more than $500,000. The amount determined in accordance with
                  SECTION 2.14(c)(i) or SECTION 2.14(c)(ii), as applicable, is the "CONCLUSIVE ADJUSTMENT AMOUNT."

                           (iii) ADJUSTMENT TO HOLDBACK AMOUNT. If the
                  Conclusive Adjustment Amount is a positive number reflecting a payment due to the Security Holders, an amount equal to the Conclusive Adjustment Amount, together with interest accrued thereon, shall be released from the Holdback Escrow Account (and, if the Holdback Amount is insufficient, the Company shall promptly contribute additional amounts so that the full Conclusive Adjustment Amount is available for distribution) and paid to the Security Holders on a pro rata basis as determined by solving for "A" under the following formula:

                                    X

                  A        =       -----

                                    Y

                  Where

                  X = the number of Company Common Stock Equivalents such Security Holder held as of the Effective Time.

                  Y = the number of Company Common Stock Equivalents outstanding as of the Effective Time.

         If the Conclusive Adjustment Amount is less than the Holdback Amount initially deposited by the Company into the Holdback Escrow Account, the remaining balance of the Holdback Amount (after payment of the Conclusive Adjustment Amount), together with accrued interest thereon, shall be released to the Company. If the Conclusive Adjustment Amount is a deficit reflecting a payment due to the Company, an amount equal to the Conclusive Adjustment Amount, together with interest accrued thereon, shall be released from the Holdback Escrow Account (and, if the Holdback Amount is insufficient, such additional amount shall be paid out of the General Indemnity Escrow Account) and paid to the Company. If the Conclusive Adjustment Amount is less than the Holdback Amount initially deposited into the Holdback Escrow Account out of the Initial Merger Consideration, the remaining balance of the Holdback Amount (after payment of the Conclusive Adjustment Amount), together with accrued interest thereon, shall be released to the Security Holders on a pro rata basis as determined in accordance with the formula set forth above. All amounts shall be released from the Holdback Escrow Account in accordance with the Holdback Escrow Agreement no later than the second business day following determination of the Conclusive Adjustment Amount.

         2.15 CLOSING MEMORANDUM.

         The Parties shall mutually agree upon a closing memorandum which shall detail the flow of funds on the Closing Date and track all sources and uses of cash from the Parties pursuant to this Agreement.

                                   ARTICLE 3.
                  PARENT PARTY REPRESENTATIONS AND WARRANTIES

         Each Parent Party represents and warrants to the Company and the Security Holders that the statements contained in this ARTICLE 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and, except as expressly provided in a representation or warranty, as though the Closing Date were substituted for the date of this Agreement throughout this ARTICLE 3).

         3.1 ENTITY STATUS.

         Each Parent Party is an entity duly created, formed, or organized, validly existing, and in good standing under the Laws of the jurisdiction of its creation, formation, or organization. There is no pending or, to each Parent Party's Knowledge, threatened, Action for the dissolution, liquidation, or insolvency of either Parent Party.

         3.2 POWER AND AUTHORITY; ENFORCEABILITY.

         Each Parent Party has the relevant entity power and authority to execute and deliver each Transaction Document to which it is party, and to perform and consummate the Transactions. Each Parent Party has taken all action necessary to authorize the execution and delivery of each Transaction Document to which it is party, the performance of its obligations thereunder, and the consummation of the Transactions. Each Transaction Document to which a Parent Party is party has been duly authorized, executed, and delivered by, and assuming the due authorization, execution and delivery thereof by each other party thereto, is Enforceable against, such Parent Party.

         3.3 NO VIOLATION.

         The execution and delivery of the Transaction Documents to which a Parent Party is party by such Parent Party and the performance and consummation of the Transactions by each Parent Party will not (i) Breach any Law or Order to which such Parent Party is subject or any provision of its Organizational Documents; (ii) Breach any Contract, Order, or Permit to which such Parent Party is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Encumbrance upon any of its assets); (iii) require any Consent, except (A) any applicable filings required under the HSR Act by the Company and Parent, and (B) any SEC and other filings required to be made by either Parent Party.

         3.4 BROKERS' FEES.

         No Parent Party has Liability to pay any compensation to any broker, finder, or agent with respect to the Transactions for which any Shareholder could become Liable.

         3.5 MERGER SUB.

         Merger Sub has been formed for the sole purpose of effecting the Merger and, except as contemplated by this Agreement, Merger Sub has not conducted any business activities and does not have any Liabilities.

                                   ARTICLE 4.
                         REPRESENTATIONS AND WARRANTIES
                          CONCERNING ACQUIRED ENTITIES

         Each Acquired Entity, jointly and severally, represents and warrants to Parent that the statements contained in this ARTICLE 4 (i) are correct and complete as of the date of this Agreement, except as set forth on the Schedules the Company has delivered to Parent on the date hereof, and (ii) will be correct and complete as of the Closing Date (as though made then and, except as expressly provided in a representation or warranty, as though the Closing Date were substituted for the date of this Agreement throughout this
ARTICLE 4), except as set forth on the Schedules the Company has delivered to Parent on the date hereof and any amendments to such Schedules delivered by the Company prior to the Effective Time.

         4.1 ENTITY STATUS.

         Each Acquired Entity is an entity duly created, formed, or organized, validly existing, and in good standing under the Laws of the jurisdiction of its creation, formation, or organization. Each Acquired Entity is duly authorized to conduct its business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to be so qualified would not have a Material Adverse Effect. Each Acquired Entity has the requisite power and authority necessary to own or lease its properties and to carry on its businesses as currently conducted. SCHEDULE 4.1 lists each Acquired Entity's directors and officers. The Company has made available to Parent correct and complete copies of each Acquired Entity's Organizational Documents, as amended to date. No Acquired Entity is in Breach of any provision of its Organizational Documents. There is no pending or, to the Company's Knowledge, threatened, Action for the dissolution, liquidation, or insolvency of any Acquired Entity.

         4.2 POWER AND AUTHORITY; ENFORCEABILITY.

         Each Acquired Entity has the relevant entity power and authority necessary to execute and deliver each Transaction Document to which it is a party and to perform and consummate the Transactions. Each Acquired Entity has taken all action necessary to authorize the execution and delivery of each Transaction Document to which it is a party, the performance of such Acquired Entity's obligations thereunder, and the consummation of the Transactions. Each Transaction Document to which any Acquired Entity is party has been duly authorized, executed, and delivered by, and assuming the due authorization, execution and delivery thereof by each other party thereto, is Enforceable against, such Acquired Entity. The Company has obtained the requisite approval of holders of the Company's outstanding voting securities to the Merger and the Transactions in accordance with applicable Law and its Articles of Incorporation and By-laws, through a written consent, and in accordance with Section 603(b)(1) of the Corporate Law, shall give notice of such action to such holders who have not signed the written consent at least ten days prior to the Closing Date.

         4.3 NO VIOLATION.

         Except as listed on SCHEDULE 4.3, the execution and the delivery of the Transaction Documents to which an Acquired Entity is a party by such Acquired Entity and the performance of their respective obligations hereunder and thereunder, and consummation of the Transactions by each Acquired Entity will not (a) Breach any Law or Order to which such Acquired Entity is subject or any provision of its Organizational Documents; (b) Breach any Contract, Order, or Permit to which such Acquired Entity is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Encumbrance upon any of its assets); (c) require any Consent, except any applicable filings required under the HSR Act by the Company and Parent; (d) trigger any rights of first refusal, preferential purchase, or similar rights; or (e) cause the recognition of gain or loss for Tax purposes with respect to any Acquired Entity or subject any Acquired Entity or its assets to any Tax.

         4.4 BROKERS' FEES.

         No Acquired Entity has any Liability to pay any compensation to any broker, finder, or agent with respect to the Transactions for which Parent, Merger Sub, or any Acquired Entity could become directly or indirectly Liable other than fees payable to Bank of America Securities LLC as set forth on
SCHEDULE 5.11.

4.5 CAPITALIZATION; SHARES AND SHAREHOLDER INFORMATION.

         (a) CAPITALIZATION. The Company's authorized capital stock consist of
(A) 50,000,000 Company Common Shares; and (B) 15,000,000 shares of Company Preferred Shares of which (i) 2,727,941 have been designated Series A Preferred Shares, (ii) 2,153,507 have been designated Series B Preferred Shares, and (iii) 1,351,405 have been designated Series C Preferred Shares. EXHIBIT B sets forth the number of shares of each class and series of capital stock that are issued and outstanding. There are no Equity Interests held in treasury. Except as set forth on SCHEDULE 4.5 all of the issued and outstanding Company Shares: (1) have been duly authorized and are validly issued, fully paid, and non-assessable, (2) were issued in compliance with all applicable state and federal securities Laws,
(3) were not issued in Breach of any Commitments, and (4) as of the date hereof are held of record by the Shareholders as set forth in EXHIBIT B. SCHEDULE 4.5 lists (x) all Commitments with respect to any Equity Interest of the Company,
(y) the exercise price of such Commitments, and (z) with respect to Commitments that are Company Warrants, the termination date of such Commitments. No additional Commitments will arise in connection with the Transactions. Except as listed on SCHEDULE 4.5, there are no Contracts with respect to the voting or transfer of the Company's Equity Interests, and the Company is not obligated to redeem or otherwise acquire any of its outstanding Equity Interests.

         (b) SHARES AND SHAREHOLDER INFORMATION. As of the date hereof, each Shareholder holds of record and owns beneficially the number of Company Shares as set forth next to such Shareholder's name in EXHIBIT B. With respect to each Shareholder, EXHIBIT B also sets forth the address, state of residence and federal tax identification number (or social security number, as applicable) of such Shareholder as of the date hereof. To the Company's Knowledge, except as set forth on SCHEDULE 4.5, no Shareholder is a party to any (i) Contract that could require such Shareholder to sell, transfer, or otherwise dispose of any capital stock of any Acquired Entity (other than this Agreement) or (ii) other Contract with respect to any Equity Interests of any Acquired Entity.

         4.6 RECORDS.

         The copies of the Acquired Entities' Organizational Documents that were provided to Parent are accurate and complete and reflect all amendments made through the date hereof. The Acquired Entities' minute books and other records made available to Parent for review were correct and complete as of the date of such review, no further entries have been made through the date of this Agreement, such minute books and records contain the true signatures of the persons purporting to have signed them, and such minute books and records contain an accurate record of all actions of the stockholders, directors, members, managers, or other such representatives of the Acquired Entities taken by written consent, at a meeting, or otherwise since formation.

         4.7 ACQUIRED SUBSIDIARIES.

         Set forth on SCHEDULE 4.7 is a list of the Company's Subsidiaries (the "ACQUIRED SUBSIDIARIES") and for each Acquired Subsidiary (a) its name and jurisdiction of creation, formation, or organization, (b) if such Acquired Subsidiary is a corporation, (i) the number of authorized Equity Interests of each class of its Equity Interests, (ii) the number of issued and outstanding Equity Interests of each class of its Equity Interests, the names of the holders thereof, and the number of Equity Interests held by each such holder, and (iii) the number of Equity Interests held in treasury, and (c) if such Acquired Subsidiary is not a corporation, (i) the class of Equity Interests created under such Acquired Subsidiary's Organizational Documents and (ii) the holder(s) of such Equity Interests. All of the issued and outstanding Equity Interests of each Acquired Subsidiary (A) that is a corporation have been duly authorized and are validly issued, fully paid, and non-assessable and (B) that is not a corporation (i) have been duly created pursuant to the Laws of the jurisdiction of such Acquired Subsidiary, (ii) have been issued and paid for in accordance with the Organizational Documents governing such Acquired Subsidiary, and (iii) are fully paid and non-assessable and require no further capital contribution, loans, or credit support. The Acquired Entities hold of record and own beneficially all of the outstanding Equity Interests of the Acquired Subsidiaries, free and clear of any Encumbrances (other than restrictions under the Securities Act and state securities Laws). No Commitments exist or are authorized with respect to any Acquired Subsidiaries or their Equity Interests and no such Commitments will arise in connection with the Transactions. No Acquired Subsidiary is obligated to redeem or otherwise acquire any of its Equity Interests. No Acquired Entity controls, directly or indirectly, or has any direct or indirect Equity Interest in any Person that is not an Acquired Subsidiary except San Diego Fresca LLC.

         4.8 FINANCIAL STATEMENTS.

         Set forth on SCHEDULE 4.8 are the following financial statements (collectively the "FINANCIAL STATEMENTS"):

         (a) audited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended January 3, 2000, January 1, 2001, and December 31, 2001 (the "MOST RECENT YEAR END"), for the Acquired Entities (the "AUDITED FINANCIAL STATEMENTS"); and

         (b) unaudited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "INTERIM FINANCIAL STATEMENTS") as of and for the three periods ended March 25, 2002 (the "BALANCE SHEET DATE"), for the Acquired Entities.

         The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Acquired Entities as of such dates and the results of operations of the Acquired Entities for such periods, and are consistent with the books and records of the Acquired Entities; provided, however, that the Interim Financial Statements are subject to normal year-end adjustments and lack footnotes and other presentation items. Since the Balance Sheet Date no Acquired Entity has effected any change in any method of accounting or accounting practice, except for any such change required because of a concurrent change in GAAP or to conform a Subsidiary's accounting policies and practices to the Company's accounting policies and practices.

         4.9 SUBSEQUENT EVENTS.

         Except as set forth on SCHEDULE 4.9, since the Balance Sheet Date the Acquired Entities have operated in the Ordinary Course of Business and, as of the date hereof, there have been no events, series of events or the lack of occurrence thereof which, singularly or in the aggregate have had Material Adverse Effect. Without limiting the foregoing, except as set forth on SCHEDULE 4.9, since the Balance Sheet date, none of the following have occurred:

              (a) No Acquired Entity has sold, leased, transferred, or assigned any assets other than for a fair consideration in the Ordinary Course of Business and sales of assets not exceeding $75,000 singularly or $150,000 in the aggregate.

              (b) No Acquired Entity has entered into any Contract (or series of related Contracts) either involving more than $100,000 or outside the Ordinary Course of Business.

              (c) No Encumbrance has been imposed upon any assets of any Acquired Entity.

              (d) No Acquired Entity has made any capital expenditure (or series of related capital expenditures) involving more than $75,000 individually, $150,000 in the aggregate, or outside the Ordinary Course of Business.

              (e) No Acquired Entity has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person involving more than $75,000 singularly, $150,000 in the aggregate, or outside the Ordinary Course of Business.

              (f) No Acquired Entity has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any liability for borrowed money or capitalized lease Contract either involving more than $50,000 individually or $100,000 in the aggregate.

              (g) No Acquired Entity has delayed or postponed the payment of accounts payable or other Liabilities either involving more than $50,000 individually or $100,000 in the aggregate or outside the Ordinary Course of Business.

              (h) No Acquired Entity has canceled, compromised, waived, or released any Action (or series of related Actions) either involving more than $50,000 or outside the Ordinary Course of Business.

              (i) No Acquired Entity has granted any Contracts or any rights under or with respect to any Intellectual Property outside the Ordinary Course of Business.

              (j) There has been no change made or authorized to be made to the Organizational Documents of any Acquired Entity.

              (k) No Acquired Entity has issued, sold, or otherwise disposed of any of its Equity Interests.

              (l) No Acquired Entity has declared, set aside, or paid any dividend or made any distribution with respect to its Equity Interests (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its Equity Interests (other than dividends and other transactions solely among the Acquired Entities).

              (m) No Acquired Entity has experienced any damage, destruction, or loss (whether or not covered by insurance) to its properties.

              (n) No Acquired Entity has made any loan to, or entered into any other transaction with, any of its directors, officers, or employees.

              (o) No Acquired Entity has entered into any employment, collective bargaining, or similar Contract or modified the terms of any existing such Contract.

              (p) No Acquired Entity has committed to pay any bonus or granted any increase in the base compensation (i) of any director or officer, or an employee who is also a Shareholder or an Affiliate of a Shareholder, or (ii) outside of the Ordinary Course of Business, of any of its other employees.

              (q) No Acquired Entity has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or similar Contract for the benefit of any of its directors, officers, or employees (or taken any such action with respect to any other Employee Benefit Plan).

              (r) No Acquired Entity has made any other change in employment terms for (i) any officer or employee thereof that is a Shareholder or an Affiliate thereof, or (ii) outside of the Ordinary Course of Business, any of its other directors, officers, or employees.

              (s) No Acquired Entity has made or pledged to make any charitable or other capital contribution either involving more than $25,000 (individually or in the aggregate) or outside the Ordinary Course of Business.

              (t) There has not been any other occurrence, event, incident, action, failure to act, or transaction with respect to the Acquired Entities either involving more than $75,000 individually or $150,000 in the aggregate, or outside the Ordinary Course of Business.

              (u) No Acquired Entity has committed to any of the foregoing.

         Notwithstanding anything to the contrary set forth in this Agreement, the Company shall not be required, and shall not be in Breach of this SECTION
4.9 for failure, to schedule any of the matters described herein which are outside the Ordinary Course of Business if the aggregate of all such occurrences, events, incidents, actions, failures to act, or other transactions with respect to the Acquired Entities aggregate $250,000 or less.

         4.10 LIABILITIES.

         Except as set forth on SCHEDULE 4.10, no Acquired Entity has any liabilities required to be disclosed on the Interim Financial Statements in accordance with GAAP, except for (a) liabilities reflected in the Interim Financial Statements and not heretofore paid or discharged, and (b) liabilities that have arisen after the Balance Sheet Date in the Ordinary Course of Business which are not material.

         4.11 LEGAL COMPLIANCE.

         Each Acquired Entity and its respective predecessors and Affiliates has complied with all applicable Laws, and no Action is pending or, to the Company's Knowledge, threatened against it alleging any such failure to comply. No material expenditures outside the Ordinary Course of Business are, or based on applicable Law will be, required of any Acquired Entity for it and its business and operations to remain in compliance with applicable Law. Notwithstanding the foregoing, no representation or warranty is made in this SECTION 4.11 with respect (i) to Environmental, Health, and Safety Requirements, which are covered exclusively in SECTION 4.24 or (ii) franchise matters, which are covered exclusively in SECTION 4.13.

         4.12 TAX MATTERS.

              (a) Each Acquired Entity has filed all Tax Returns that it was required to file (after giving effect to any valid extensions of time to file) for any tax year as to which the applicable statute of limitations (as extended) is unexpired. All such Tax Returns were accurate, correct and complete in all respects; accurately reflect the facts regarding the income, business, assets, operations, activities, status, or other matters of each Acquired Entity or any other information required to be shown thereon; and have been prepared in substantial compliance with all applicable laws and regulations. All Taxes each Acquired Entity owes (whether or not shown on any Tax Return) have been paid when due. Except as set forth in SCHEDULE 4.12(a), no Acquired Entity currently is the beneficiary of any extension of time within which to file any Tax Return. No Action has ever been initiated or, to the Company's Knowledge, threatened, by a Governmental Body in a jurisdiction with respect to a tax year for which an Acquired Entity did not file a Tax Return in such jurisdiction that it is or may be subject to Taxation by that jurisdiction for such tax year. There are no Encumbrances on any of the assets of any Acquired Entity that arose in connection with any failure (or alleged failure) to pay any Tax (other than Tax excluded from the definition of Security Interest).

              (b) Each Acquired Entity has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owed to any employee, independent contractor, creditor, holder of its Equity Interests, or other third party.

              (c) Except as set forth on SCHEDULE 4.12(c), to the Company's Knowledge there is no threatened assessment of any additional Taxes for any period for which Tax Returns have been filed. There is no Action concerning any Tax Liability of any Acquired Entity either (i) claimed or raised or (ii) as to which the Company has Knowledge. SCHEDULE 4.12(c) lists all

Tax Returns filed with respect to each Acquired Entity for taxable periods ended on or after December 31, 1999, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit, or for which any Acquired Entity has received any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against any Acquired Entity. The Company has delivered to Parent correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any Acquired Entity on or after December 31, 1999.

              (d) No Acquired Entity has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency except as set forth on SCHEDULE 4.12(d).

              (e) No Acquired Entity has filed a consent under Code Section 341(f) concerning collapsible corporations.

              (f) No Acquired Entity has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

              (g) For any transaction entered into by an Acquired Entity after August 5, 1997 that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662, such Acquired Entity either
(i) has substantial authority for the tax treatment of such transaction, or (ii) has disclosed the relevant facts affecting the tax treatment of such transaction on its Tax Return.

              (h) No Acquired Entity is a party to any Tax allocation or sharing Contract (other than with a group the common parent of which is the Company).

              (i) No Acquired Entity (i) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (ii) has any Liability for the Taxes of any Person (other than each Acquired Entity) under Treas. Reg. Section 1.1502-6 or similar Law, as a transferee or successor, by Contract, or otherwise.

              (j) SCHEDULE 4.12(j) sets forth the adjusted Tax basis of depreciable assets for federal income Tax purposes of each Acquired Entity (including of the Company in its Subsidiaries) as of January 1, 2001. None of the Acquired Entities (including the Company) has any net operating loss, net capital loss, unused investment or other credit carryovers for federal income Tax purposes, as of December 31, 2001.

              (k) The unpaid Taxes of the Acquired Entities (i) did not, as of the Balance Sheet Date, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth in the Interim Financial Statements and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Acquired Entities in filing their Tax Returns. Since the Balance Sheet Date, no Acquired Entity has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the Ordinary Course of Business consistent with past custom and practice.

         No Acquired Entity will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting for a taxable period ending on or prior to the Closing Date; (B) "closing agreement" as described in Code section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (C) intercompany transactions or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign income Tax law); (D) installment sale or open transaction disposition made on or prior to the Closing Date; or (E) prepaid amount received on or prior to the Closing Date.

         4.13 FRANCHISE MATTERS.

              (a) SCHEDULE 4.13(a) accurately identifies all franchise agreements, licenses and area development agreements to which any Acquired Entity is a party (collectively, "FRANCHISE AGREEMENTS") which are currently valid and enforceable, by name of franchisee, licensee or area developer ("FRANCHISEE"), date of agreement, expiration date, location of restaurant(s), and exclusive territory or development area, and no other Contracts exist between any Acquired Entity and any third party granting the right, or any option or right of first refusal, to conduct business under the name "Baja Fresh" or any other Marks owned or used by any Acquired Entity. The consummation of the Merger and the Transactions will not require the Consent of any Franchisee. Except as set forth in SCHEDULE 4.13(a), to the Company's Knowledge, the restaurants which are the subject of Franchise Agreements with Franchisees are presently open to the public and operating. The Company has made available to Parent a correct and complete copy of each Franchise Agreement (as amended to date) listed on SCHEDULE 4.13(a). With respect to each such Franchise Agreement:

                  (i) the Franchise Agreement is Enforceable in all material respects, except as Enforceability may be subject to the effects of Franchise Laws (and judicial decisions interpreting such Franchise
         Laws) and Laws (and judicial decisions interpreting such Laws) of general applicability relating to covenants not to compete and public policy considerations of Governmental Bodies;

                  (ii) the Franchise Agreement will continue to be Enforceable in all material respects following the consummation of the Transactions, except as Enforceability may be subject to the effects of Franchise Laws (and judicial decisions interpreting such Franchise
         Laws), Laws (and judicial decisions interpreting such Laws) of general applicability relating to covenants not to compete, and public policy considerations of Governmental Bodies;

                  (iii) Except as set forth on SCHEDULE 4.13(a)(iii), no Acquired Entity (and to the Company's Knowledge, no counter-party) is in Breach of such Franchise Agreement, and to the Company's Knowledge no event has occurred that with notice or lapse of time would constitute a Breach under the Franchise Agreement; and

                  (iv) Except as set forth on SCHEDULE 4.13(a)(iv), no party to a Franchise Agreement has delivered a written demand for early termination thereof.

              (b) Except as set forth in SCHEDULE 4.13(b), each Franchisee is current (consistent with ordinary course of business practices for such Franchisee) in its financial obligations to each Acquired Entity, including without limitation, payments due for franchise, development or license fees, royalties, advertising contributions and product purchases.

              (c) Except as set forth in SCHEDULE 4.13(c), there are no unresolved written or, to the Company's Knowledge, verbal assertions or claims by any Franchisee of any material Breach of any of the Franchise Agreements by any Acquired Entity which remain uncured. Except as set forth in SCHEDULE 4.13(c), there has been no written demand or, to the Company's Knowledge, verbal demand by any Franchisee for rescission of any Franchise Agreement, and, other than in accordance with the terms of the Franchise Agreements, no Franchisee is entitled to any credit, set off or reduction in any payment required to be made pursuant to the terms of any Franchise Agreement, or in any other payment(s) owed to any Acquired Entity, and to the Company's Knowledge no event has occurred which would give any Franchisee a defense to its obligations to pay fees, or to perform its other obligations under its Franchise Agreement, and to the Company's Knowledge no Franchisee has asserted any claims or counterclaims against any Acquired Entity.

              (d) There are no Contract limitations prohibiting any Acquired Entity from operating any restaurants or selling franchises to do so in any geographic area or location, except as expressly set forth in the Franchise Agreements.

              (e) Schedule 4.13(e) accurately sets forth each state or other jurisdiction in which any Acquired Entity is currently registered or with whom any Acquired Entity has filed an application for registration or an exemption from registration, to sell franchises, the effective date and expiration date of each such registration and a listing of the Order(s) issued by each such state relating to the current registration or exemption period, whether relating to renewal or amendment applications.

              (f) Except as set forth in SCHEDULE 4.13(f), no Acquired Entity or any Affiliate thereof has committed any material violation of any law, rule or regulation of the Federal Trade Commission or of any state or other jurisdiction relating to the relationship between franchisors and franchisees, or the offer, sale, assignment, renewal, termination or rights of succession, of franchises, business opportunities or seller-assisted marketing plans (collectively, "FRANCHISE LAWS"). Except as set forth in SCHEDULE 4.13(f), there currently exist no escrow or impound conditions or requirements imposed upon any Acquired Entity's sale of franchises in any jurisdiction. There is no pending, unresolved written or, to the Company's Knowledge, verbal claim or assertion by any Franchisee of any violation by any Acquired Entity of any of the Franchise Laws, no Acquired Entity has received written or, to the Company's Knowledge, verbal notice from any Governmental Body or third party alleging any such violation.

              (g) SCHEDULE 4.13(g) identifies by jurisdiction and effective date all currently effective offering circulars used by any Acquired Entity relating to the sale of franchises ("OFFERING CIRCULARS"), true, accurate and complete copies of which have been made available to Parent. All Offering Circulars comply in all material respects with the Franchise Laws of the jurisdiction for which they have been used or are contemplated for use and the information therein does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made not misleading.

         4.14 TITLE TO AND CONDITION OF ASSETS; RESTAURANTS.

              (a) The Acquired Entities have good, marketable, and indefeasible title to, or a valid leasehold interest in, all buildings, machinery, equipment, and other tangible assets located on their premises, shown on the Interim Financial Statements, or acquired after the Balance Sheet Date, which are necessary for the conduct of their business as currently conducted, in each case free and clear of all Encumbrances, except for properties and assets disposed of in the Ordinary Course of Business since the Balance Sheet Date and Encumbrances listed on SCHEDULE 4.14. To the Company's Knowledge, each such tangible asset is free from defects, has been maintained in accordance with normal industry practice, is in good operating condition (subject to normal wear and tear), and is suitable for the purposes for which it is currently used.

              (b) Since December 31, 2001, the Company has acquired three restaurants and a lease from affiliates of a current franchisee, and currently owns and operates such restaurants. Since December 31, 2001, the Company has built or is in the process of building seven restaurants. As of the date of this Agreement, the Company owns and operates a total of 76 restaurants, and currently has a total of 93 restaurants operated by franchisees. SCHEDULE 4.14(b) lists the approved capital expenditures and development committee economic model for the current restaurants built or under construction since December 31, 2001.

         4.15 REAL PROPERTY.

              (a) No Acquired Entity owns or has ever owned any real property.

              (b) SCHEDULE 4.15(b) lists and describes briefly all real property leased or subleased to each Acquired Entity. The Company has made available to Parent correct and complete copies of the lease and sublease Contracts (as amended to date) listed on SCHEDULE 4.15(b). Except as set forth on SCHEDULE 4.15(B), with respect to each lease and sublease Contract required to be listed on such schedule:

                  (i) the Contract is Enforceable;

                  (ii) the Contract will continue to be Enforceable following the consummation of the Transactions;

                  (iii) no Acquired Entity (and to the Company's Knowledge, no
              counter-party) is in Breach of such Contract, and no event has occurred which, with notice or lapse of time, would constitute a Breach by an Acquired Entity thereunder;

                  (iv) no party to the Contract has delivered a written demand for early termination thereof;

                  (v) there are no Actions, Orders, or forbearances in effect as to the Contract;

                  (vi) no Acquired Entity has granted or suffered to exist any
              Encumbrance in the leasehold or subleasehold Contract;

                  (vii) all facilities leased or subleased under the Contract have received all Permits required in connection with the operation thereof and have been operated and maintained in accordance with applicable Laws; and

                  (viii) all facilities leased or subleased under the Contract are supplied in the Ordinary Course of Business with utilities and other services necessary for the operation of the facilities.

         4.16 INTELLECTUAL PROPERTY.

              (a) None of the Acquired Entities owns any Patents.

              (b) SCHEDULE 4.16(b) lists each Acquired Entity's Marks. All Marks that have been registered with the United States Patent and Trademark Office or with a corresponding state office are currently in compliance with all formal legal requirements. Except as set forth on SCHEDULE 4.16(b), no Mark has been or is now involved in any opposition, invalidation, or cancellation and, to the Company's Knowledge, no such Action is threatened with respect to any such Mark.

              (c) No Acquired Entity has any registered Copyrights.

              (d) Except as set forth on SCHEDULE 4.16(d), the Acquired Entities own or have the right to use pursuant to an Enforceable Contract all Intellectual Property necessary to operate in the United States the Acquired Entities' businesses as currently conducted in the United States, and each item of Intellectual Property that each Acquired Entity owned or used immediately prior to the Closing will be owned or available for use by such Acquired Entity on identical terms and conditions immediately subsequent to the Closing. Each Acquired Entity has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses.

              (e) The Company has made available to Parent correct and complete copies of all written documentation evidencing ownership and prosecution (if applicable) of each item of any Acquired Entity's Intellectual Property. With respect to each such item of Intellectual Property:

                  (i) Except as set forth on SCHEDULE 4.18, an Acquired Entity possesses all right, title, and interest in and to the item, free and clear of any Encumbrance;

                  (ii) the item is not subject to any outstanding adverse Order;

                  (iii) no Action is pending or, to the Company's Knowledge, threatened which challenges the Enforceability, use, or ownership of the item; and

                  (iv) no Acquired Entity has ever agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item, except pursuant to indemnification provisions contained in such Acquired Entity's standard Franchise Agreement.

              (f) No Acquired Entity has received any written notice alleging it has interfered with, infringed upon, misappropriated, or otherwise violated or come into conflict with any other Person's Intellectual Property (including any claim that any Acquired Entity must license or refrain from using any other Person's Intellectual Property). Except as set forth on SCHEDULE 4.16(f) no third Person has any Intellectual Property that interferes or would be likely to interfere with any Acquired Entity's use of any of its Intellectual Property. Except as set forth on SCHEDULE 4.16(f), to the Company's Knowledge, no Acquired Entity will interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of any other Person as a result of the continued operation of its businesses as currently conducted. Except as set forth on SCHEDULE 4.16(f), to the Company's Knowledge no other Person has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Acquired Entity's Intellectual Property.

         4.17 INVENTORY.

         There has been no change in inventory valuation standards or methods with respect to the inventory of the Acquired Entities in the prior three years. The quantities of any kind of inventory are reasonable in the current circumstances of the Acquired Entities.

         4.18 CONTRACTS.

         Except as otherwise disclosed on SCHEDULES 4.13(a), 4.15(b), 4.20, 4.23, and 4.26, SCHEDULE 4.18 lists the following Contracts to which any Acquired Entity is a party:

              (a) Any Contract (or group of related Contracts) for the lease of personal property to or from any Person providing for lease payments in excess of $30,000 per annum.

              (b) Any Contract (or group of related Contracts) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to any Acquired Entity, or involve annual consideration in excess of $60,000.

              (c) Any Contract concerning a limited liability company, partnership, joint venture, or similar arrangement.

              (d) Any Contract (or group of related Contracts) under which any Acquired Entity has created, incurred, assumed, or guaranteed any Liability for borrowed money or any capitalized lease in excess of $30,000 per annum, or under which the Contract has imposed or the Acquired Entity has suffered to exist an Encumbrance on any of its assets.

              (e) Any Contract restricting any Acquired Entity's right to compete.

              (f) Any Contract with any Shareholder or any Affiliates of any Shareholder, other than the Acquired Entities.

              (g) Any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other similar Contract for the benefit of its current or former directors, officers, and employees.

              (h) Any collective bargaining Contract.

              (i) Any Contract for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $40,000 or providing severance benefits.

              (j) Any Contract under which it has advanced or loaned any amount to any of its directors or officers or any Shareholder or, outside the Ordinary Course of Business, to its employees that are not Shareholders or Affiliates of any Shareholder.

              (k) Any Contract pursuant to which any Acquired Entity has granted to a third party rights under or with respect to any of its Intellectual Property.

              (l) Any Contract pursuant to which any Acquired Entity has obtained from any third party rights under or with respect to any of its Intellectual Property.

              (m) Any other Contract (or group of related Contracts) the performance of which involves receipt or payment of annual consideration in excess of $75,000.

         The Company has made available to Parent a correct and complete copy of each written Contract (as amended to date) listed on SCHEDULE 4.18 and a written summary setting forth the terms and conditions of each oral Contract referred to on SCHEDULE 4.18. With respect to each such Contract:

                  (i) the Contract is Enforceable;

                  (ii) the Contract will continue to be Enforceable following the consummation of the Transactions;

                  (iii) no Acquired Entity (and to the Company's Knowledge, no counter-party) is in Breach of such Contract, and no event has occurred which, with notice or lapse of time, would constitute a Breach by an Acquired Entity thereunder; and

                  (iv) no party to the Contract has delivered a written demand for early termination thereof.

         4.19 POWERS OF ATTORNEY.

         Except as set forth on SCHEDULE 4.19, there are no outstanding powers of attorney executed on behalf of any Acquired Entity.

         4.20 INSURANCE.

         SCHEDULE 4.20 sets forth the following information with respect to each insurance policy Contract (including policies providing property, casualty, liability, and workers' compensation coverage, and bond and surety arrangements) to which any Acquired Entity has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past three years:

              (a) the name, address, and telephone number of the agent;

              (b) the name of the insurer, the name of the policyholder, and the name of each covered insured;

              (c) the policy number and the period of coverage;

              (d) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

              (e) description of any retroactive premium adjustments or other loss-sharing arrangements.

         With respect to each insurance policy Contract:

                  (i) the Contract is Enforceable;

                  (ii) the Contract will continue to be Enforceable following the consummation of the Transactions;

                  (iii) no Acquired Entity (and to the Company's Knowledge, no counter-party) is in Breach of such Contract, and no event has occurred which, with notice or lapse of time, would constitute a Breach by an Acquired Entity thereunder; and

                  (iv) no party to the Contract has delivered a written demand for early termination thereof.

         Except as set forth on SCHEDULE 4.20, no insurance that any Acquired Entity has ever carried has been canceled nor, to the Company's Knowledge, has any such cancellation been Threatened. No Acquired Entity has ever been denied coverage nor, to the Company's Knowledge, has any such denial been Threatened. Each Acquired Entity has been covered during the past three years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during such period. SCHEDULE 4.20 also describes any self-insurance arrangements affecting any Acquired Entity.

         4.21 LITIGATION.

         SCHEDULE 4.21 sets forth each instance in which any Acquired Entity (a) is subject to any outstanding Order or (b) is a party, the subject of, or, to the Company's Knowledge, is threatened to be made a party or the subject of, any Action. No Action required to be set forth on SCHEDULE 4.21 questions the Enforceability of this Agreement or the Transactions, or is reasonably likely to result in any Material Adverse Change, except as set forth on such Schedule.

         4.22 LABOR; EMPLOYEES.

         To the Company's Knowledge, no executive or group of employees has any plans to terminate employment with any Acquired Entity; provided, however, that, with respect to each executive officer of the Company, the determination of whether the Company has Knowledge of any such executive's plans to terminate employment with any Acquired Entity shall be made without reference to such executive's Knowledge. No Acquired Entity is a party to or bound by any collective bargaining Contract, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. No Acquired Entity has committed any unfair labor practice (as determined under any Law). To the Company's Knowledge, there is no organizational effort currently being made or threatened by or on behalf of any labor union with respect to any Acquired Entity's employees.

         4.23 EMPLOYEE BENEFITS.

              (a) SCHEDULE 4.23 lists each Employee Benefit Plan that is now or previously has been sponsored, maintained, contributed to, or required to be contributed to, or with respect to which any withdrawal Liability (within the meaning of Section 4201 of ERISA) has been incurred, by any Acquired Entity or any ERISA Affiliate for any employee's benefit, and pursuant to which any Acquired Entity or any ERISA Affiliate has or may have any Liability.

              (b) The Company has made available to Parent correct and complete copies of all Employee Benefit Plans required to be listed on SCHEDULE 4.23 and, if applicable, the plan Contracts and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust, insurance, and other funding Contracts that implement each such Employee Benefit Plan.

              (c) Each such Employee Benefit Plan (and each related trust, insurance Contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, other Laws, and its own terms.

              (d) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-l's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan, if applicable. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Section 4980B have been met with respect to each such Employee Benefit Plan that is an Employee Welfare Benefit Plan.

              (e) All contributions (including all employer contributions and employee salary reduction contributions) that are due have been paid to each such Employee Benefit Plan that is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date that are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in the Ordinary Course of Business by the Acquired Entities. All premiums or other payments that are due for all periods ending on or before the Closing Date have been paid or accrued on the Financial Statements with respect to each such Employee Benefit Plan that is an Employee Welfare Benefit Plan.

              (f) No Employee Benefit Plan is an Employee Pension Benefit Plan that is intended to meet the requirements of a "qualified plan" under Code
Section 401(a).

              (g) With respect to each Employee Benefit Plan that any Acquired Entity or any ERISA Affiliate sponsors or has ever sponsored, maintains, or ever has maintained or to which any of them contributes, has ever contributed, or has ever been required to contribute:

                  (i) no such Employee Benefit Plan is subject to Title IV of ERISA;

                  (ii) there have been no Prohibited Transactions with respect to any such Employee Benefit Plan;

                  (iii) no Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply with the requirements of applicable Law in connection with the administration or investment of the assets of any such Employee Benefit Plan; and

                  (iv) no Action with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Company's Knowledge, threatened, and no Acquired Entity has incurred, and the Company has no reason to expect that any Acquired Entity will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan that is an Employee Pension Benefit Plan.

              (h) No Acquired Entity or any ERISA Affiliate contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

              (i) Except as set forth on SCHEDULE 4.23(i), no Acquired Entity or any ERISA Affiliate (i) maintains or contributes to any Employee Benefit Plan that provides, or has any Liability to provide, post-employment life insurance, medical, severance, or other employee welfare benefits to any employee or any dependent of any employee upon his or her retirement or termination of employment, except as may be required by Code Section 4980B; or (ii) has ever represented, promised, or Contracted (whether in oral or written form) to any employee (either individually or to employees as a group) that such employee(s) or dependents would be provided with life insurance, medical, severance, or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by Code Section 4980B.

              (j) Except as set forth on SCHEDULE 4.23(j), or as otherwise expressly contemplated by this Agreement, the execution of this Agreement and the consummation of the

Transactions will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Employee Benefit Plan, Employee Agreement, trust, or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits, or obligation to fund benefits with respect to any employee, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of any Acquired Entity or Parent to amend or terminate any Employee Benefit Plan and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable Taxes. Except as set forth in SCHEDULE 4.23(j), no payment or benefit that has been made, will be made, or may be made by any Acquired Entity, Parent or any of their respective Affiliates with respect to any Acquired Entity's employee will be characterized as an "excess parachute payment," within the meaning of Code Section 280G(b)(l).

         4.24 ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS.

         Except as set forth in SCHEDULE 4.24, (a) each Acquired Entity is in compliance with all Environmental, Health and Safety Requirements in connection with owning, using, maintaining, or operating its business or assets; (b) each location at which any Acquired Entity operates, or has operated, its business is in compliance with all Environmental, Health and Safety Requirements; and (c) there are no pending or, to the Company's Knowledge, threatened Actions by any Person that any Acquired Entity's properties or assets is not, or that its businesses has not been conducted, in compliance with all Environmental, Health and Safety Requirements.

         4.25 PRODUCT LIABILITY.

         Except as set forth on SCHEDULE 4.25, no Acquired Entity has any Liability arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product produced, prepared, sold, or delivered by any Acquired Entity.

         4.26 SUPPLIERS.

         SCHEDULE 4.26 lists the Acquired Entities' ten largest suppliers during the period from January 1, 2002 through May 16, 2002. Except as set forth on
SCHEDULE 4.26, no Acquired Entity has received notice of termination or an intention to terminate the relationship with the Acquired Entities from any supplier.

         4.27 PERMITS.

         The Acquired Entities possess all material Permits required to be obtained for their businesses and operations. SCHEDULE 4.27 sets forth a list of each material Permit. Except as set forth on SCHEDULE 4.27, with respect to each material Permit:

              (a) it is valid, subsisting, and in full force and effect;

              (b) there are no violations of such Permit that would result in a termination of such Permit; and

              (c) no Acquired Entity has received written notice that such Permit will not be renewed; and

              (d) the Transactions will not adversely affect the validity of such Permit or cause a cancellation of or otherwise adversely affect such Permit.

         4.28 CERTAIN BUSINESS RELATIONSHIPS WITH ACQUIRED ENTITIES.

         Except as set forth on SCHEDULE 4.28, no Shareholder or any of its Affiliates has been involved in any business arrangement or relationship with any Acquired Entity within the past 12 months, and no Shareholder or any of its Affiliates owns any asset that is used in any Acquired Entity's business.

                                   ARTICLE 5.
                             PRE-CLOSING COVENANTS

         The Parties agree as follows with respect to the period between the execution of this Agreement and the earlier of the Closing and the Termination
Date:

         5.1 GENERAL.

         Each Party shall use its Commercially Reasonable Efforts to take all actions and to do all things necessary to consummate, make effective, and comply with all of the terms of this Agreement and the Transactions applicable to it (including satisfaction, but not waiver, of the Closing conditions for which it is responsible or otherwise in control, as set forth in ARTICLE 6).

         5.2 NOTICES AND CONSENTS.

              (a) The Company shall cause the Acquired Entities to give any notices to third parties, and shall cause the Acquired Entities to use their Commercially Reasonable Efforts to obtain any third party Consents listed or required to be listed on SCHEDULE 4.3. The Company shall cause each Acquired Entity to give any notices to, make any filings with, and use its Commercially Reasonable Efforts to obtain any Consents of Governmental Bodies, if any, required pursuant to any applicable Law in connection with the Transactions, including in connection with the matters referred to in SECTION 4.3.

              (b) Each Parent Party shall cooperate with the Acquired Entities in assisting such Persons in obtaining third-party Consents listed or required to be listed on SCHEDULE 4.3. Each Parent Party shall give any notices to, make any filings with, and use its Commercially Reasonable Efforts to obtain any Consents of Governmental Bodies, if any, required pursuant to any applicable Law in connection with the Transactions.

              (c) Each Party shall cooperate and use its Commercially Reasonable Efforts to agree jointly on a method to overcome any objections by any Governmental Body to the Transactions. Without limiting the foregoing, each Party (i) shall file any notification and report forms and related material that such Party may be required to file under the HSR Act, (ii) if requested by Parent, shall use their Commercially Reasonable Efforts to obtain an early termination of the applicable waiting period, and (iii) shall make any further filings pursuant thereto that may be necessary in connection therewith. Parent and the Company shall bear the cost of the HSR Act filing fee equally.

              (d) Nothing in this SECTION 5.2 shall require that (i) Parent or its Affiliates divest, sell, or hold separately any of its assets or properties, or (ii) Parent, its Affiliates, or the Acquired Entities take any actions that could affect the normal and regular operations of Parent, its Affiliates, or the Acquired Entities after the Closing.

         5.3 OPERATION OF BUSINESS.

         No Acquired Entity shall engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business other than practices, actions, or transactions that do not have a value exceeding $250,000 in the aggregate. Subject to compliance with applicable Law (including the antitrust Laws), from the date hereof until the earlier to occur of the Closing or the Termination Date, the Company shall inform Parent of significant operational matters and provide to Parent or its representatives copies of all material filings they make with any Governmental Body during such period. In addition, without limiting the generality of the foregoing, from the date hereof until the earlier to occur of the Closing or the Termination Date, no Acquired Entity shall, without the prior written consent of Parent:

              (a) Sell, lease, transfer, or assign any assets other than for a fair consideration in the Ordinary Course of Business and sales of assets not exceeding $100,000 singularly or $250,000 in the aggregate.

              (b) Enter into any Contract (or series of related Contracts) involving more than $100,000, except for Contracts relating to construction of new restaurants.

              (c) Make any capital expenditure (or series of related capital expenditures) involving more than $100,000 individually or $250,000 in the aggregate, except for Contracts relating to construction of new restaurants.

              (d) Make any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person involving more than $75,000 individually or $150,000 in the aggregate.

              (e) Issue any note, bond, or other debt security or create, incur, assume, or guarantee any liability for borrowed money or capitalized lease Contract either involving more than $100,000 individually or $250,000 in the aggregate, except pursuant to the Company's line of credit.

              (f) Cancel, compromise, waive, or release any Action (or series of related Actions) involving more than $100,000.

              (g) Make or authorize to be made any change to the Organizational Documents of any Acquired Entity.

              (h) Issue, sell, or otherwise dispose of any of its Equity Interests other than in connection with the exercise of Company Options and Company Warrants.

              (i) Declare, set aside, or pay any dividend or make any distribution with respect to its Equity Interests (whether in cash or in kind) or redeem, purchase, or otherwise acquire any of its Equity Interests (other than dividends and other transactions solely among the Acquired Entities).

              (j) Make any loan to, or enter into any other material transaction with, any of its directors, officers, or employees.

              (k) Enter into any employment, collective bargaining, or similar Contract or modify the terms of any such Contract existing as of the date hereof.

              (l) Commit to pay any bonus, if such commitment survives the Closing.

              (m) Adopt, amend, modify, or terminate any bonus, profit-sharing, incentive, severance, or similar Contract for the benefit of any of its directors, officers, or employees (or taken any such action with respect to any other Employee Benefit Plan), if any of the foregoing would survive the Closing, other than an increase in the number of shares available for grant under the Company's 2001 Stock Plan.

              (n) Make any other change in employment terms for any officer or employee who is also a Shareholder or an Affiliate thereof.

              (o) Make or pledge to make any charitable or other capital contribution involving more than $25,000 (individually or in the aggregate).

              (p) Permit any other occurrence, event, incident, action, failure to act, or transaction with respect to the Acquired Entities either involving more than $100,000 individually or $250,000 in the aggregate.

              (q) Commit to any of the foregoing.

         Notwithstanding SECTION 10.7, the Company may request consent to any activity under this SECTION 5.3 by communicating such request in writing or by electronic mail to the Senior Vice President of Mergers and Acquisitions (or such Person as may be designated by him) of Parent. Consent shall be deemed to be given if such Person does not respond to the Company in writing or by electronic mail on or before 5:00 p.m., Pacific time, on the third business day following the day on which such Person receives such request in writing or by electronic mail from the Company.

         5.4 PRESERVATION OF BUSINESS.

         Each Acquired Entity shall conduct its business in substantially the same manner as it has been previously conducted, including maintenance of its physical facilities and its relationships with lessors, licensors, suppliers, customers, and employees.

         5.5 ACCESS TO BUSINESS INFORMATION.

         Subject to compliance with applicable Law (including antitrust Laws), each Acquired Entity shall permit representatives of Parent to have access at reasonable times, and in a manner so as not to interfere with the normal business operations of the Acquired Entities, to all premises, properties, personnel, books, records, Contracts, and documents pertaining to such Acquired Entity; provided, however, that no review pursuant to this SECTION 5.5 shall affect any representations or warranties made herein or the conditions to the Parties' obligations to consummate the Transactions.

         5.6 NOTICE OF DEVELOPMENTS.

         The Company shall give prompt written notice to Parent of (i) any development occurring after the date of this Agreement, or (ii) with respect to representations and warranties that are qualified by Knowledge, any item about which the Company did not have Knowledge on the date of this Agreement, which in each case causes or reasonably could be expected to cause a Breach of any of the representations and warranties in ARTICLE 4. Parent shall give prompt written notice to the Company of any development occurring after the date of this Agreement which causes or reasonably could be expected to cause a Breach of any of the representations and warranties in ARTICLE 3. Disclosure by any Party pursuant to this SECTION 5.6 shall be deemed to amend and supplement the Schedules and to prevent any misrepresentation or Breach of any representation, warranty, or covenant.

         5.7 EXCLUSIVITY.

         Prior to the Termination Date, no Acquired Entity shall, directly or indirectly, solicit, initiate or participate in any negotiations regarding any disposition of any Equity Interests or assets of any Acquired Entity or any part thereof.

         5.8 AFFILIATED TRANSACTIONS.

         Except as disclosed on SCHEDULE 5.8, the Company shall cause all Contracts and transactions by and between any Shareholder or any Affiliate of any Shareholder, on the one hand, and the Acquired Entities, on the other hand, including any Contract providing any Person with registration rights with respect to any Equity Interests of the Company to be terminated effective as of the Closing, without any cost or continuing obligation to the Acquired Entities or Parent, and shall deliver to Parent evidence of such terminations that is reasonably acceptable to Parent.

         5.9 REPAYMENT OF CERTAIN NOTES RECEIVABLE FROM SHAREHOLDERS.

         At or prior to the Closing, the Company shall cause each Shareholder and any Affiliate thereof (other than an Acquired Entity) to satisfy, pay in full or discharge all Liabilities they may have to the Acquired Entities, including the notes receivable described on SCHEDULE 5.9. The discharge of Liability may be effected through the payment of a portion of the Aggregate Merger Consideration to the Company at the Closing. The Company shall provide evidence to Parent of such repayment, discharge, or forgiveness in form and substance reasonably acceptable to Parent.

         5.10 DISCHARGE OF CERTAIN NOTES PAYABLE TO SHAREHOLDERS.

         At or prior to the Closing, the Company shall cause each Acquired Entity to satisfy, pay in full or discharge all Liabilities it may have to any Shareholders (or their Affiliates (other than an Acquired Entity)), including the notes payable described on SCHEDULE 5.10. The Company shall provide evidence to Parent of such repayment, discharge, or forgiveness in form and substance reasonably acceptable to Parent.

         5.11 DIRECTED PAYMENTS.

         On the second business day prior to the expected Closing Date, the Company shall deliver to Parent a written statement (the "DIRECTED PAYMENTS STATEMENT") identifying all costs, fees, disbursements and expenses of any Acquired Entity (including legal services, fees of financial printers, accounting services, investment banking services, other professional services and other fees and expenses) payable at or at any time following the Closing in connection with the Transactions or in connection with the terminated public offering of Company Common Shares to those Persons set forth on SCHEDULE 5.11 (the "DIRECTED PAYMENTS"). Parent shall not have the right to approve, disapprove, or object to any scheduled Directed Payment. The Company shall use its Commercially Reasonable Efforts to enter into an agreement with each of those Persons set forth on SCHEDULE 5.11, in form, scope, and substance reasonably satisfactory to Parent, each of which agreements shall provide that neither Parent nor any Acquired Entity shall be responsible or liable to such Person for any costs, fees, disbursements and expenses incurred in connection with the Transactions other than the Directed Payments specifically identified in the Directed Payments Statement, and that such Person shall look solely to the General Indemnity Escrow Amount for payment of any such additional costs, fees, disbursements and expenses. At or prior to the Closing, the Company shall pay the Directed Payments to the Persons identified on SCHEDULE 5.11 in accordance with payment instructions provided by such Persons prior to the expected Closing Date.

         5.12 EMPLOYMENT AGREEMENTS.

         The Company acknowledges that prior to the Closing, Parent will engage in negotiations with each of Gregory Dollarhyde, Donald Breen, Steven Heeley, and Peter Whitwell with respect to the Dollarhyde Employment Agreement, the Breen Employment Agreement, the Heeley Employment Agreement and the Whitwell Employment Agreement, and expressly consents to such negotiations.

                                   ARTICLE 6.
                               CLOSING CONDITIONS

         6.1 CONDITIONS PRECEDENT TO OBLIGATION OF PARENT PARTIES.

         The Parent Parties' obligation to effect the Merger and consummate the other Transactions is subject to the satisfaction of each condition precedent listed below. Consummation by the Parent Parties of the Merger shall be deemed to waive compliance with any unsatisfied condition precedent set forth in this
ARTICLE 6 to the extent that the Parent Parties have Knowledge that such condition precedent remains unsatisfied.

              (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each representation and warranty set forth in ARTICLE 4 must have been accurate and complete in all material respects (except with respect to any provisions including the word "material" or words of similar import, and except with respect to materiality, as reflected under GAAP, in the representations in
SECTION 4.8 relating to the Financial Statements, with respect to which such representations and warranties must have been accurate and complete in accordance with their terms) as of the date of this Agreement, and must be accurate and complete in all material respects (except with respect to any provisions including the word "material" or words of similar import and except with respect to materiality, as reflected under GAAP, in the representations in
SECTION 4.8 relating to the Financial Statements, with respect to which such representations and warranties must have been accurate and complete in accordance with their terms) as of the Closing Date, as if made on the Closing Date, after giving effect to any supplements to the Schedules delivered by the Company prior to the Closing pursuant to SECTION 5.6; provided, however, that the condition precedent set forth in this SECTION 6.1(a) shall be fulfilled unless the failure of the representations and warranties to be accurate and complete results in a Material Adverse Change from the representations and warranties given as of the date of this Agreement.

              (b) COMPLIANCE WITH OBLIGATIONS. The Company must have performed and complied with all of its covenants to be performed or complied with at or prior to Closing (singularly and in the aggregate) in all material respects.

              (c) NO MATERIAL ADVERSE CHANGE OR DESTRUCTION OF PROPERTY. Since the date hereof there must have been no event, series of events or the lack of occurrence thereof which, singularly or in the aggregate, has had or will have a Material Adverse Effect. Without limiting the foregoing, (i) there must have been no Material Adverse Change, (ii) there must not have been any action or inaction by a Governmental Body, arbitrator, or mediator which caused a Material Adverse Change, and (iii) there must not have been any fire, flood, casualty, act of God or the public enemy or other cause which is uninsured and which has had or will have a Material Adverse Effect.

              (d) NO ADVERSE LITIGATION. There must not be pending or, to the Company's Knowledge, threatened any Action by or before any Governmental Body, arbitrator, or mediator which seeks to restrain, prohibit, invalidate, or collect Damages arising out of the Transactions, or which makes it inadvisable to proceed with the Transactions on the basis that it has had or will have a Material Adverse Effect.

              (e) CONSENTS. The Acquired Entities and Parent must have received Consents to the Transactions and waivers of rights to terminate or modify any rights or obligations of any Acquired Entity from any Person (i) from whom such Consent is required, including under any Contract listed or required to be listed on SCHEDULES 4.13, 4.15, 4.16, 4.18, 4.20, or 4.23 or under the HSR Act or other Law, or (ii) who as a result of the Transactions, would have such rights to terminate or modify such Contracts, either by their terms or as a matter of Law, unless, in each case, the failure to receive such consents or waivers either individually or in the aggregate would not have a Material Adverse Effect.

              (f) LIABILITIES. Prior to or at the Closing, the Acquired Entities must have obtained and delivered to Parent full satisfactions or releases or have made other arrangements in accordance with SECTIONS 5.9 and 5.10 of all Liabilities due to or from the Acquired Entities which are due to be satisfied or released under this Agreement to or on behalf of (i) any Affiliate of the Acquired Entities or (ii) the Shareholders or any Affiliate of the Shareholders.

              (g) LEGAL OPINION. The Company must have delivered to Parent an opinion of the outside counsel listed in SECTION 10.7, in form and substance as set forth in EXHIBIT I, addressed to Parent and dated as of the Closing Date.

              (h) CONVERSION OF COMPANY PREFERRED SHARES. All of the Company Preferred Shares must have been converted into Company Common Shares.

              (i) DISSENTING SHARES. The holders of no more than 10% of the Company's voting capital stock may have exercised their right to dissent from the Merger under the applicable Corporate Law.

              (j) INVENTORY AND CASH. As of the Closing Date, each Baja Fresh restaurant owned by any Acquired Entity must have (i) quantities of inventory as kept by each location in the Ordinary Course of Business, and (ii) cash on hand as working capital of at least $2,000.

              (k) NO ORDER OR INJUNCTION. There must not be issued and in effect any Order restraining or prohibiting the Transactions.

              (l) HSR ACT WAITING PERIOD. Any applicable waiting period under the HSR Act must have expired or been terminated.

         6.2 CONDITIONS PRECEDENT TO OBLIGATION OF COMPANY.

         The Company's obligation to effect the Merger and consummate the other Transactions is subject to the satisfaction of each condition precedent listed below. Consummation by the Company of the Merger shall be deemed to waive compliance with any unsatisfied condition precedent set forth in this ARTICLE 6 to the extent that the Company has Knowledge that such condition precedent remains unsatisfied.

              (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each representation and warranty set forth in ARTICLE 3 must have been accurate and complete in all material respects (except with respect to any provisions including the word "material" or words of similar import, with respect to which such representations and warranties must have been accurate and complete in accordance with their terms) as of the date of this Agreement, and must be accurate and complete in all material respects (except with respect to any provisions including the word "material" or words of similar import, with respect to which such representations and warranties must have been accurate and complete in accordance with their terms) as of the Closing Date, as if made on the Closing Date; provided, however, that the condition precedent set forth in this SECTION 6.2(a) shall be fulfilled unless any failure of the representations and warranties to be accurate and complete results in a material adverse change from the representations and warranties given by Parent as of the date of this Agreement.

              (b) COMPLIANCE WITH OBLIGATIONS. Each Parent Party must have performed and complied with all its covenants and obligations required by this Agreement to be performed or complied with at or prior to Closing (singularly and in the aggregate) in all material respects.

              (c) NO ORDER OR INJUNCTION. There must not be issued and in effect any Order restraining or prohibiting the Transactions.

              (d) HSR ACT WAITING PERIOD. Any applicable waiting period under the HSR Act must have expired or been terminated.

                                   ARTICLE 7.
                                  TERMINATION

         7.1 TERMINATION OF AGREEMENT.

         The Parties may terminate this Agreement as provided below:

              (a) Parent and the Company may terminate this Agreement as to all Parties by mutual written consent at any time prior to the Closing.

              (b) Parent or the Company may terminate this Agreement upon delivery of notice if the Closing has not occurred prior to the Expiration Date, provided that the Party delivering such notice has not caused such failure to close.

              (c) Parent may terminate this Agreement by giving written notice to the Company at any time prior to the Closing if there has been a Material Adverse Change or any Acquired Entity has Breached any representation, warranty, or covenant contained in this Agreement in any material respect (except with respect to materiality for any provisions including the word "material" or words of similar import and SECTION 4.8, in which case such termination rights shall arise, subject to the remainder of this sentence, upon any Breach of such provision in accordance with its terms) and such Breaches have, singularly or in the aggregate, had a Material Adverse Effect.

              (d) The Company may terminate this Agreement by giving notice to Parent at any time prior to the Closing if any Parent Party has Breached any representation, warranty, or covenant contained in this Agreement in any material respect (except with respect to materiality for any provisions including the word "material" or words of similar import, in which case such termination rights shall arise upon any Breach of such provision in accordance with its terms).

              (e) The Company may terminate this Agreement upon delivery of notice to Parent if the Holdback Amount exceeds a deficit of $1,000,000, unless within two days of receipt of such notice, Parent agrees that the Holdback Amount shall equal a deficit of $1,000,000 for all purposes under this Agreement.

         7.2 EFFECT OF TERMINATION.

              (a) Except for the obligations under this ARTICLE 7 and ARTICLE 10 (other than SECTION 10.1) if this Agreement is terminated under SECTION 7.1, then, except as provided in this SECTION 7.2, all further obligations of the Parties under this Agreement shall terminate.

              (b) If Parent or the Company terminates this Agreement pursuant to
SECTION 7.1(c) or 7.1(d), as the case may be, then the rights of the non-breaching Party(ies) to pursue all legal remedies for Damages such Party(ies) suffer shall survive such termination unimpaired and no election of remedies shall have been deemed to have been made.

              (c) In the event this Agreement is terminated by Parent or the Company pursuant to SECTION 7.1, the Parties shall not make any statements that defame, disparage or reflect negatively upon the other party in any way.

                                   ARTICLE 8.
                                INDEMNIFICATION

         8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

              (a) Each representation and warranty of the Acquired Entities contained in ARTICLE 4 and any certificate related to such representations and warranties shall survive the Closing and shall continue in full force and effect for two years thereafter.

              (b) Each representation and warranty of Parent contained in
ARTICLE 3 and any certificate related to such representations and warranties shall survive the Closing and continue in full force and effect for two years thereafter.

         8.2 INDEMNIFICATION PROVISIONS FOR PARENT'S BENEFIT.

         Each Security Holder shall, from and after the Effective Time and subject to the provisions of this Article, severally indemnify and hold the Parent Indemnified Parties harmless from and pay any and all Damages directly or indirectly resulting from, relating to, arising out of, or attributable to any one of the following:

              (a) Any Breach of any representation or warranty any Acquired Entity has made in this Agreement as if such representation or warranty were made on and as of the Closing Date after giving effect to any supplement to the Schedules, other than (in the event the Transactions are consummated) any such Breach that is disclosed in a supplement to the Schedules delivered under
SECTION 5.6, as having caused a condition specified in SECTION 6.1 not to be satisfied.

              (b) Any Breach by any Acquired Entity of any covenant or obligation of such Acquired Entity in this Agreement.

         8.3 INDEMNIFICATION PROVISIONS FOR THE SECURITY HOLDERS' BENEFIT.

         Parent shall indemnify and hold the Shareholder Indemnified Parties harmless from and pay any and all Damages directly or indirectly resulting from, relating to, arising out of, or attributable to any of the following:

              (a) Any Breach of any representation or warranty either Parent Party has made in this Agreement as if such representation or warranty were made on and as of the Closing Date after giving effect to any supplement to the Schedules, other than (in the event the Transactions are consummated) any such Breach that is disclosed in a supplement to the Schedules delivered under
SECTION 5.6, as having caused a condition specified in SECTION 6.2 not to be satisfied.

              (b) Any Breach by either Parent Party of any covenant or obligation of either Parent Party in this Agreement.

         8.4 INDEMNIFICATION CLAIM PROCEDURES.

              (a) If any Action is commenced in which any Indemnified Party is a party that may give rise to a claim for indemnification against any Indemnitor under SECTIONS 8.2 or 8.3 (an "INDEMNIFICATION CLAIM"), then such Indemnified Party shall promptly give notice to the Indemnitor. The failure to give such notice shall not affect whether an Indemnitor is liable for reimbursement hereunder unless such failure has resulted in the loss of material substantive rights with respect to the Indemnitor's ability to defend such Indemnification claim. The Indemnitor may contest and defend such Indemnification Claim so long as the Indemnitor: (i) has a reasonable basis for concluding that such defense may be successful, (ii) diligently contests and defends such Indemnification Claim, and (iii) acknowledges in writing that it is obligated to provide indemnification with respect to such Indemnification Claim. Notice of the intention to so contest and defend shall be given by the Indemnitor to the Indemnified Party within 20 business days after the Indemnified Party's notice of such Indemnification Claim (but, in all events, at least 30 business days prior to the date that an answer to such Indemnification Claim is due to be filed). Such contest and defense shall be conducted by reputable attorneys employed by the Indemnitor and approved by the Indemnified Party (which approval will not be unreasonably withheld or delayed). The Indemnified Party shall be entitled, at its own cost and expense (which expense shall not constitute Damages unless the Indemnified Party reasonably determines that the Indemnitor is not adequately representing or, because of a conflict of interest, may not adequately represent, the interests of the Indemnified Parties, and has provided the Indemnitor with notice of such determination, and then only to the extent that such expenses are reasonable), to participate in such contest and defense and to be represented by attorneys of its or their own choosing. If the Indemnified Party elects to participate in such defense, the Indemnified Party will cooperate with the Indemnitor in the conduct of such defense. Neither the Indemnified Party nor the Indemnitor may concede, settle or compromise any Indemnification Claim without the consent of the other party, which consent will not be unreasonably withheld or delayed in light of all factors of importance to such party. Notwithstanding the foregoing, if the Indemnitor fails to acknowledge in writing its obligation to provide indemnification in respect of such Indemnification Claim, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party or to diligently contest and defend such Indemnification Claim, then the

Indemnified Party alone shall be entitled to contest, defend and settle such Indemnification Claim in the first instance (in which case, all expenses incurred in connection therewith shall constitute Damages) and, only if the Indemnified Party chooses not to contest, defend or settle such Indemnification Claim, the Indemnitor shall then have the right to contest and defend (but not settle) such Indemnification Claim.

              (b) In the event any Indemnified Party shall have a claim against any Indemnitor that does not involve an Indemnification Claim (i.e., a direct claim), the Indemnified Party shall deliver notice of such claim with reasonable promptness to the Indemnitor. The failure to give such notice shall not affect whether an Indemnitor is liable for reimbursement unless such failure has resulted in the loss of substantive rights with respect to the Indemnitor's ability to defend such claim, and then only to the extent of such loss. If the Indemnitor notifies the Indemnified Party that it does not dispute the claim described in such notice or fails to notify the Indemnified Party within 30 days after delivery of such notice by the Indemnified Party whether the Indemnitor disputes the claim described in such notice, the Damages in the amount specified in the Indemnified Party's notice will be conclusively deemed a liability of the Indemnitor and the Indemnitor shall pay the amount of such Damages to the Indemnified Party on demand. The foregoing obligations shall be satisfied by the release of funds from the General Indemnity Escrow Account in the case of an Indemnification Claim against the Security Holders.

              (c) Each party hereby consents to the non-exclusive jurisdiction of any Governmental Body, arbitrator, or mediator in which an Action is brought against any Indemnified Party for purposes of any Indemnification Claim that an Indemnified Party may have under this Agreement with respect to such Action or the matters alleged therein.

         8.5 LIMITATIONS ON INDEMNIFICATION LIABILITY.


              (a) WITH RESPECT TO CLAIMS BY PARENT INDEMNIFIED PARTIES. Any claims the Parent Indemnified Parties make for indemnification under SECTION 8.2 shall be limited as follows:

                           (i) CEILING. The Security Holders' aggregate
                  Liability for money Damages under this Agreement related to Breaches of the representations, warranties, and covenants herein shall not exceed $4,000,000, provided that the limitation contemplated hereby shall not be applicable with respect to (A) Breaches of SECTIONS 4.1, 4.2, or 4.5, or (B) instances of fraud by a Shareholder.

                           (ii) BASKET/THRESHOLD. The Security Holders shall
                  have no Liability for money Damages related to Breaches of the representations and warranties in ARTICLE 4 (other than under SECTION 4.9(l)) unless and until the aggregate Damages claimed under SECTION 8.2 exceeds $2,000,000 (the "PARENT INDEMNIFIED PARTIES THRESHOLD AMOUNT"); provided, however, that once such amount exceeds the Parent Indemnified Parties Threshold Amount, the Parent Indemnified Parties will be entitled to recover all Damages in excess of $250,000.

              (b) WITH RESPECT TO CLAIMS BY SHAREHOLDER INDEMNIFIED PARTIES. Any claims the Shareholder Indemnified Parties make for indemnification under
SECTION 8.3 shall be limited as follows:

                           (i) CEILING. The Parent Parties' aggregate Liability
                  for money Damages under this Agreement related to Breaches of the representations and warranties herein shall not exceed the General Indemnity Escrow Amount, provided that the limitation contemplated hereby shall not be applicable with respect to Breaches of SECTIONS 3.1 or 3.2 or instances of fraud by a Parent Party.

                           (ii) BASKET/THRESHOLD. The Parent Parties shall have
                  no Liability for money Damages related to Breaches of the representations and warranties in ARTICLE 3 unless and until the aggregate of such Damages exceeds $2,000,000 (the "SHAREHOLDER INDEMNIFIED PARTIES THRESHOLD AMOUNT"); provided, however, if the aggregate Damages claimed under SECTION 8.2 exceeds the Shareholder Indemnified Parties Threshold Amount, the Shareholder Indemnified Parties will be entitled to recover Damages in excess of $250,000.

              (c) WITH RESPECT TO CLAIMS BY ANY INDEMNIFIED PARTY. Any claims any Indemnified Party makes under this ARTICLE 8 will be limited as follows:

                           (i) REDUCTION FOR INSURANCE CLAIMS. The amount
                  required to be paid for Damages will be reduced to the extent of any amounts an Indemnified Party actually receives pursuant to the terms of the insurance policies (if any) covering such Indemnification Claim.

                           (ii) TAXES. In determining the amount of Damages
                  payable, the Parties will take into account any Tax benefit to an Indemnified Party and the calculation of Damages shall be computed on an after Tax basis.

         8.6 ESCROW.

              (a) At Closing, $4,000,000 (the "GENERAL INDEMNITY ESCROW AMOUNT") shall be placed in an escrow account (the "GENERAL INDEMNITY ESCROW ACCOUNT"), which the Indemnity Escrow Agreement shall govern with respect to indemnification claims made pursuant to SECTION 8.2, and $4,000,000 (the "SPECIAL INDEMNITY ESCROW AMOUNT") shall be placed in an escrow account (the "SPECIAL INDEMNITY ESCROW ACCOUNT"), which the Indemnity Escrow Agreement shall govern with respect to indemnification claims made pursuant to SECTION 8.10.

              (b) A Parent Indemnified Party may not receive any assets from the General Indemnity Escrow Account unless and until the procedures set forth in
SECTION 8.4 and the Indemnity Escrow Agreement have been complied with. The remaining balance in the General Indemnity Escrow Account that is not the subject of a bona fide dispute on the second anniversary of the Closing Date, shall be released to the Security Holders.

              (c) A Parent Indemnified Party may not receive any assets from the Special Indemnity Escrow Account unless and until the procedures set forth in
SECTION 8.10 and the Indemnity Escrow Agreement have been complied with. The remaining balance in the Special

Indemnity Escrow Account that is not the subject of a bona fide dispute with respect to Tax matters on the date which is eighteen months after the Closing Date, shall be released to the Security Holders.

         8.7 SOPHISTICATION OF PARENT.

         Parent represents and warrants that: (i) it has such knowledge and experience in financial, tax and business matters as to enable it to utilize the due diligence information made available to it in investigating the Transaction, to evaluate the merit and risks of the Transactions and to make an informed decision with respect thereto; and (ii) it has received the S-1 and all other materials requested by Parent in the course of its due diligence investigation, has carefully reviewed them and understands the information contained therein and in particular has carefully read and considered the matters set forth under the caption "Risk Factors" in the S-1. Prior to the Closing Date, if Parent becomes aware of any fact, circumstance or event which would cause a representation, warranty, covenant or agreement of the Company or any Shareholder to be in Breach, Parent shall promptly notify the Company and, if applicable, the Shareholder, of the same and allow the Company to amend the Schedules to reflect the same.

         8.8 OTHER INDEMNIFICATION PROVISIONS.

         Any Liability of the Acquired Entities to any Shareholder Indemnified Party under this Agreement shall terminate for all purposes upon Closing and have no further force or effect.

         8.9 EXCLUSIVE REMEDY.

         From and after the Effective Time, the right to proceed against an Indemnitor for any claim under ARTICLE 8 shall be the sole and exclusive post-Closing remedy (except in the case of fraud) available under contract, tort or any other legal theory, to any Indemnified Party (i) for Breach of any representation, warranty, covenant or agreement, (ii) with respect to Special Indemnity Items by or on behalf of any Indemnitor, or (iii) otherwise arising out of or in connection with this Agreement or the Transactions, and no Indemnified Party shall have the right to bring any other action or otherwise pursue any other remedy whatsoever. Nothing contained herein shall be deemed to limit any recovery available to any Party for any failure of any other Party to consummate the Merger in accordance with the terms hereof.

         8.10 ADDITIONAL INDEMNIFICATION.

              (a) Each Security Holder shall severally indemnify the Parent Indemnified Parties for any Damages incurred by any Acquired Entity in connection with (i) the disputes set forth on SCHEDULE 8.10(a) of this Agreement (the "DISPUTES"), (ii) any Tax Liability relating to state income tax payable to states in which any Acquired Entity has franchisees but does not pay such tax, any Tax Liability relating to use tax payable to states in which the Acquired Entities do not pay such tax, payroll tax payable with respect to independent contractors of any Acquired Entity, and/or escheat or unclaimed property reporting (a "SPECIAL TAX CLAIM"), and (iii) the Company's inability to collect consistent data records for meal and break periods for non-exempt positions (the "FLSA CLAIM" and, collectively with the Disputes and the Special Tax Claim, the "SPECIAL INDEMNITY ITEMS"). The Security Holders' indemnification obligations under this SECTION 8.10 shall survive for a period of eighteen months after the Closing Date, and the

Security Holders' aggregate Liability for indemnification under this SECTION
8.10 shall not exceed $4,000,000.

              (b) The Company shall continue to contest and defend the Disputes. Such contest and defense shall be conducted by reputable attorneys employed by the Company and approved by the Sellers' Representative (which approval will not be unreasonably withheld or delayed). Sellers' Representative shall be deemed to have approved counsel currently engaged by the Company in connection with the Disputes and such counsel shall not be changed without good reason. The Company may not concede, settle or compromise the Disputes without the consent of the Sellers' Representative, which consent will not be unreasonably withheld or delayed in light of all factors of importance to such party.

              (c) If the Company shall have a claim against the Security Holders with respect to a FLSA Claim or a Special Tax Claim, the Company shall deliver notice of such claim with reasonable promptness to the Sellers' Representative. The failure to give such notice shall not affect whether the Security Holders are liable for reimbursement unless such failure has resulted in the loss of substantive rights with respect to the Sellers' Representative's ability to defend such claim, and then only to the extent of such loss. If the Sellers' Representative notifies the Company that it does not dispute the claim described in such notice or fails to notify the Company within 30 days after delivery of such notice by the Company whether the Sellers' Representative disputes the claim described in such notice, the Damages in the amount specified in the Company's notice will be conclusively deemed a liability of the Security Holders and the amount of Damages shall be released to the Company from the Special Indemnity Account in accordance with the Indemnity Escrow Agreement.

                                   ARTICLE 9.
                            SELLERS' REPRESENTATIVE

         Prior to the execution of this Agreement, the Company has obtained the approval of each Shareholder who is a signatory to this Agreement to the terms and conditions set forth in this ARTICLE 9. Promptly after execution of this Agreement, the Company shall use Commercially Reasonable Efforts to obtain the approval of each other Shareholder to the terms and conditions set forth in this
ARTICLE 9.

         9.1 AUTHORIZATION OF THE SELLERS' REPRESENTATIVE.

              (a) Upon receipt of the requisite approvals of the Shareholders, an individual designated by Catterton Partners IV Management Company LLC ("CATTERTON") from time to time (the "SELLERS' REPRESENTATIVE") (who initially shall be Frank M. Vest, Jr.) (and each successor appointed in accordance with
SECTION 9.3) shall be appointed, authorized, and empowered to act, on behalf of each Shareholder, in connection with, and to facilitate the consummation of, the Transactions and in connection with the activities to be performed on the Shareholders' behalf under this Agreement and the Escrow Agreements, for the purposes and with the powers and authority set forth in this ARTICLE 9 and in the Escrow Agreements, which shall include the power and authority:

                  (i) to execute and deliver the Escrow Agreements (with such modifications or changes therein as to which the Sellers' Representative, in his reasonable discretion, shall have consented) and to agree to such amendments or modifications thereto as the Sellers' Representative, in his reasonable discretion, may deem necessary or desirable to give effect to the matters set forth in this ARTICLE 9;

                  (ii) to execute and deliver such amendments, waivers, and
              consents in connection with this Agreement and the Transactions as the Sellers' Representative, in his reasonable discretion, may deem necessary or desirable to give effect to the intentions of this Agreement;

                  (iii) as the Sellers' Representative, to enforce and protect the Shareholders' rights and interests and to enforce and protect the Shareholders' rights and interests arising out of or under or in any manner relating to this Agreement and the Escrow Agreements (including in connection with any claims related to the Transactions) and, in connection therewith, to (A) assert any claim or institute any Action, (B) investigate, defend, contest, or litigate any Action, initiated by any Indemnified Party, or any other Person, against the Shareholders, the General Indemnity Escrow Amount, or the Special Indemnity Escrow Amount, and receive process on behalf of each Shareholder in any such Action and compromise or settle on such terms as the Sellers' Representative shall have determined to be appropriate, give receipts, releases, and discharges on behalf of all or any Shareholders with respect to any such Action, (C) file any proofs, debts, claims, and petitions as the Sellers' Representative may deem advisable or necessary, (D) settle or compromise any claims related to the Transactions, (E) assume, on each Shareholder's behalf, the defense of any claims related to the Transactions, and (F) file and prosecute appeals from any decision, judgment or award rendered in any of the foregoing Actions, it being understood that the Sellers' Representative shall not have any obligation to take any such actions, and shall not have Liability for any failure to take any such action;


                  (iv) to enforce payment from the General Indemnity Escrow
              Account and the Special Indemnity Escrow Account on the Shareholders' behalf, in the Sellers' Representative's name or, if the Sellers' Representative so elects, upon at least 15 days' prior written notice to the Shareholders and in the absence of written instructions to the contrary, in the names of one or more Shareholders;

                  (v) to cause to be paid out of the General Indemnity Escrow
              Account or the Special Indemnity Escrow Account the full amount of any judgment or judgments and legal interest and costs awarded in favor of any Parent Indemnified Party arising out of ARTICLE 8 and any costs or expenses incurred by Sellers' Representative in carrying out his duties hereunder;

                  (vi) to refrain from enforcing any right of any Shareholder or of the Sellers' Representative arising out of or under or in any manner relating to this Agreement or the Escrow Agreements;

                  (vii) to make, execute, acknowledge, and deliver all such
              other Contracts, guarantees, orders, receipts, endorsements, notices, requests, instructions, certificates, stock powers, letters, and other writings, and, in general, to do any and all things and to take any and all action that the Sellers' Representative, in his sole and absolute discretion, may consider necessary or proper or convenient in connection with or to carry out the activities described in SECTIONS 9.1(a)(i) through (vii) and the Transactions.

              (b) The grant of authority provided for in this SECTION 9.1: (i) is coupled with an interest and is being granted, in part, as an inducement to the Acquired Entities and Parent to enter into this Agreement and to the Shareholders to vote in favor of the Merger, and shall be irrevocable and survive the death, incompetency, bankruptcy, or liquidation of any Shareholder and shall be binding on any successor thereto; (ii) subject to SECTION 9.3, may be exercised by the Sellers' Representative acting by signing as Sellers' Representative of any Shareholder; and (iii) shall survive any distribution from the General Indemnity Escrow Account and the Special Indemnity Escrow Account.

         9.2 COMPENSATION; EXCULPATION; INDEMNITY.

              (a) The Sellers' Representative shall not be entitled to any fee, commission, or other compensation for the performance of his service hereunder.

              (b) In dealing with this Agreement, the Escrow Agreements, and any instruments, agreements, or documents relating thereto, and in exercising or failing to exercise all or any of the powers conferred upon the Sellers' Representative hereunder or thereunder, (i) the Sellers' Representative shall not assume any, and shall incur no, Liability whatsoever to any Shareholder because of any error in judgment or other act or omission performed or omitted hereunder or in connection with this Agreement or the Escrow Agreements; and
(ii) the Sellers' Representative shall be entitled to rely on the advice of counsel, public accountants, or other independent experts experienced in the matter at issue, and any error in judgment or other act or omission of the Sellers' Representative pursuant to such advice shall not subject the Sellers' Representative to Liability to any Acquired Entity, Parent, or any other Person.

         9.3 REMOVAL AND REPLACEMENT OF SELLERS' REPRESENTATIVE; SUCCESSOR SELLERS' REPRESENTATIVE.

              (a) If the Sellers' Representative or his heir or personal representative, as the case may be, advises the Shareholders that the Sellers' Representative is unavailable to perform his duties hereunder, and Catterton does not designate a replacement within three business days of notice of such advice, then within three business days thereafter, a Sellers' Representative, who must have been a Shareholder or an Affiliate of a Shareholder immediately prior to the Effective Time, shall be appointed by the Shareholders who held, immediately prior to the Effective Time, a majority of the voting power with respect to the Company's Equity Interests.

              (b) Any Sellers' Representative may be removed at any time by a written notice, delivered by the Shareholders who held, immediately prior to the Effective Time, a majority of the voting power with respect to the Company's Equity Interests, to the Sellers'

Representative, the other Shareholders, Parent, and the Acquired Entities. No Sellers' Representative may be removed until the Shareholders who held, immediately prior to the Effective Time, a majority of the voting power with respect to the Company's Equity Interests have replaced such Sellers' Representative by written notice delivered to the Shareholders and Parent.

              (c) If any successor Sellers' Representative is appointed under this SECTION 9.3, such appointment will be effective upon delivery of written notice thereof, executed by the Shareholders who held, immediately prior to the Effective Time, a majority of the voting power with respect to the Company's Equity Interests, to each of the Sellers' Representative, the other Shareholders and Parent. Any successor Sellers' Representative shall have all of the authority and responsibilities conferred upon or delegated to a Sellers' Representative pursuant to this ARTICLE 9.

         9.4 RELIANCE; LIMITATION AS TO PARENT AND ACQUIRED ENTITIES.

              (a) Parent and the Acquired Entities may conclusively and absolutely rely, without inquiry, and until the receipt of written notice of a change of the Sellers' Representative under SECTION 9.3, may continue to rely, without inquiry, upon the action of the Sellers' Representative as the action of each Shareholder in all matters referred to in this ARTICLE 9; provided, however, that if Parent is given written notice of the appointment of a successor Sellers' Representative under SECTION 9.3, Parent, the Acquired Entities, and the Shareholders shall be obligated to recognize, and shall be able to so rely only upon the action of, such successor Sellers' Representative as the Sellers' Representative for all purposes under this Agreement.

              (b) Except as set forth in this SECTION 9.4, this ARTICLE 9 creates no binding obligations between Parent or the Acquired Entities, on the one hand, and the Shareholders, on the other hand.

                                  ARTICLE 10.
                                 MISCELLANEOUS

         10.1 TREATMENT OF CERTAIN TAX MATTERS POST-CLOSING.

         The following provisions shall govern the allocation of responsibility as between the Parent Parties, the Company, and the Sellers' Representative for certain tax matters following the Closing Date:


              (a) TAXABLE PERIODS AND ALLOCATION OF TAXES. The Company will, unless prohibited by applicable Law, close the taxable period of each of the Acquired Entities as of the close of the Closing Date. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period which begins before the Closing Date and ends after the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (y) in the case of any Tax based upon or related to income or receipts, be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations of income, gains, loss, deduction, and credits shall be made in a manner consistent with prior practice of the Company.

              (b) CLOSING TAX RETURNS. The Company shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Acquired Entities for all periods ending on or prior to the Closing Date which are required to be filed after the Closing Date and all Tax Returns for the Company for Tax periods which begin before the Closing Date and end after the Closing Date (the "CLOSING TAX RETURNS"). The Company shall cause copies of such Closing Tax Returns (other than informational returns such as Forms 1099 and Forms W-2) to be delivered to Parent and the Sellers' Representative at least 45 days prior to the filing date for their review and approval, which shall not be unreasonably withheld or delayed. Parent and the Sellers' Representative shall give any comments on such Closing Tax Returns in writing to the Company, with a copy to Parent or the Sellers' Representative, as applicable, within 10 days following the delivery of the Closing Tax Returns. The Company, Parent and the Sellers' Representative shall attempt in good faith mutually to resolve any disagreements regarding such Closing Tax Returns prior to the due date for filing thereof. Any disagreements regarding such Closing Tax Returns which are not resolved by 30 days prior to the filing date for such Closing Tax Returns shall be promptly referred to the Neutral Accounting Firm. The Neutral Accounting Firm shall prepare the final Closing Tax Return within 25 days of such referral, and such preparation shall be final and binding on the Company, Parent and the Sellers' Representative. The fees and expenses of the Neutral Accounting Firm shall be paid equally by Parent and from funds paid out of the General Indemnity Escrow Account.

              (c) AMENDMENTS. Without the prior written consent of the Sellers' Representative, which consent shall not be unreasonably withheld, neither the Company nor Parent shall file or cause to be filed any amended return or claim for refund with respect to Taxes if any such filing may affect the obligation of the Shareholders to provide indemnification for any Tax Liability of an Acquired Entity pursuant to this Agreement.

              (d) COOPERATION ON TAX MATTERS.

                  (i) After the Closing Date, the Company, Parent and the
              Sellers' Representative shall cooperate fully, as and to the extent reasonably requested by the other parties, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon any other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

                  (ii) Parent and the Company further agree, upon request, to use their Commercially Reasonable Efforts to obtain any certificate or other document from any Governmental Body or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the Transactions).

                  (iii) Parent and the Company further agree, upon request, to provide the other Parties with all information that such Party may be required to report pursuant to Section 6043 of the Code and all Treasury Regulations promulgated thereunder.

              (e) TAX PROCEEDINGS. After the Closing Date, in the case of any audit, examination, or other proceeding with respect to Taxes ("TAX PROCEEDING") for which the Security Holders are or may be partially or fully liable to the Indemnified Parent Parties pursuant to this Agreement, the Company shall inform the Sellers' Representative within ten business days after the receipt of any notice of such Tax Proceeding. The Company shall be responsible for the management of the Tax Proceeding, provided that the Sellers' Representative shall have the right (1) to approve the Company's choice of counsel, which approval shall not be unreasonably withheld, (2) to participate fully in the Tax Proceeding, either personally or through a representative (including separate counsel of its own choosing at its sole cost and expense) to the extent it is affected by such proceeding, (3) to receive copies of all correspondence regarding the Tax Proceeding, and reasonable advance notice from the Company of any meetings, hearings or proceedings, (4) to review in advance and comment on any pleadings, briefs, or other documents to be filed, and (5) to approve any judgment or settlement, closing or other agreement with respect to any Tax Proceeding, which approval shall not be unreasonably withheld or delayed. In the event that at any time during the Tax Proceeding there is a proposed closing agreement, settlement or other disposition of the Tax Proceeding which the Sellers' Representative wants to accept and the Company does not want to accept, then the Sellers' Representative may elect, on behalf of the Security Holders, to pay the amount specified under the relevant proposal to the Company. Upon such payment, the Company shall have sole control of the Tax Proceeding and the Security Holders shall have no further liability to the Parent Indemnified Parties under Section 8.2 with respect to the matters covered by such Tax Proceeding.

              (f) CERTAIN TAXES. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement, if any, shall be paid by the Company when due, and the Company will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, the Parent Parties will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

              (g) RETENTION OF DOCUMENTS. The Company agrees (A) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Parent Parties, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the Sellers' Representative reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the Sellers' Representative so requests, the Company, shall allow the Sellers' Representative to take possession of such books and records.

         10.2 SCHEDULES.

              (a) The disclosures on the Schedules, and those in any supplement thereto, relate only to the representations and warranties in the Section or paragraph of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement except to the extent a Section specifically allows for cross-reference to other Sections and the Schedules provided thereunder.

              (b) If there is any direct inconsistency between the statements in the body of this Agreement and those on the Schedules (other than an exception expressly set forth on the Schedules with respect to a specifically identified representation or warranty), the statements in the body of this Agreement shall control.

              (c) Nothing on the Schedules shall be deemed adequate to disclose an exception to a representation or warranty made herein, unless the Schedules identify the exception with reasonable particularity.

         10.3 ENTIRE AGREEMENT.

         This Agreement, together with the Exhibits and Schedules hereto, the confidentiality agreement between the Company and Parent dated March 13, 2002, and the certificates, documents, instruments, and writings that are delivered pursuant hereto, together constitute the entire agreement and understanding of the Parties in respect of its and their subject matter and supersedes all prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof or the Transactions, including without limitation the letter of intent dated May 7, 2002, between the Company and Parent.

         10.4 NO THIRD PARTY BENEFICIARIES.

         Except as expressly contemplated by ARTICLE 8, SECTION 2.9, and SECTION 2.10, there are no third party beneficiaries having rights under or with respect to this Agreement.

         10.5 SUCCESSORS.

         All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the Parties and their respective successors. If a Shareholder is an entity and if the principal business, operations, or a majority or substantial portion of the assets of such Shareholder are assigned, conveyed, allocated, or otherwise transferred, including by sale, merger, consolidation, amalgamation, conversion, or similar transactions, such receiving Person or Persons shall automatically become bound by the subject to the provisions of this Agreement, and such Shareholder shall cause the receiving Person or Persons to expressly assume its obligations hereunder.

         10.6 ASSIGNMENTS.

         No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of Parent and (i) before the Closing, the Company, and (ii) after the Closing, the Sellers' Representative; provided, however, that Parent may (a) assign any or all of its rights and interests hereunder to one or more of its Affiliates and
(b) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Parent nonetheless shall remain responsible for the performance of all of its obligations hereunder).

         10.7 NOTICES.

         All notices, requests, demands, claims, and other communications hereunder shall be in writing, addressed to the intended recipient as set forth below, and shall be deemed to have been duly given when actually received or refused by the intended recipient:

                           If to Parent and after Closing to the Acquired
                           Entities:

                           Wendy's International, Inc.
                           Attn:  General Counsel
                           4288 West Dublin Granville Road
                           P.O. Box 256
                           Dublin, OH 43017
                           Tel:   (614) 764-3210
                           Fax:   (614) 764-3243

                           Copy to (which will not constitute notice):

                           Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                           Attn: Steve Patterson, Esq.
                           Robert S. Strauss Building
                           1333 New Hampshire Avenue, N.W.
                           Washington, D.C. 20036
                           Tel:   (202) 887-4152
                           Fax:   (202) 887-4288

                           If to the Shareholders and before Closing to the Acquired Entities:

                           Fresh Enterprises, Inc.
                           Attn:  Chief Executive Officer
                           225 West Hillcrest, Suite 351
                           Thousand Oaks, CA 91360
                           Tel:   (805) 495-4704
                           Fax:   (805)  370-1945

                           Copy to (which will not constitute notice):

                           Pillsbury Winthrop LLP
                           Attn:  Anna M. Graves, Esq.
                           725 South Figueroa Street
                           Los Angeles, CA 90017
                           Tel:   (213) 488-7100
                           Fax:   (213) 226-4017

                           If to the Sellers' Representative:

                           Attn: Frank M. Vest, Jr.
                           Catterton Partners
                           10 Hale Street, Suite 205
                           Charleston, WV 25301
                           Tel:   (304) 345-5511
                           Fax:   (304) 345-3218

                           Copy to (which will not constitute notice):

                           Attn: Craig H. Sakin
                           Catterton Partners
                           7 Greenwich Office Park
                           599 West Putnam Avenue
                           Greenwich, CT 06830
                           Tel:   (203) 629-4901
                           Fax:   (203) 629-4903

         Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any means (including personal delivery, expedited courier, messenger service, registered or certified mail, return receipt requested and postage prepaid). Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         10.8 SPECIFIC PERFORMANCE.

         Each Party acknowledges and agrees that the other Parties would be damaged irreparably if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise Breached. Accordingly, each Party agrees that the other Parties shall be entitled to an injunction or injunctions to prevent Beaches of the provisions of this Agreement and to enforce specifically this Agreement and its terms and provisions in any Action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, subject to SECTIONS 10.9 and 10.13, in addition to any other remedy to which they may be entitled, at Law or in equity.

         10.9 SUBMISSION TO JURISDICTION; NO JURY TRIAL.

              (a) SUBMISSION TO JURISDICTION. Each Party submits to the exclusive jurisdiction of the federal courts sitting in New York City, New York, in any Action arising out of or relating to this Agreement and agrees that all claims in respect of the Action shall be heard and determined in any such court. Each Party agrees that a final judgment in any Action so brought shall be conclusive and may be enforced by Action on the judgment or in any other manner provided at Law or in equity. Each Party waives any defense of inconvenient forum to the maintenance of any Action so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.

              (b) WAIVER OF JURY TRIAL. THE PARTIES EACH HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS. The scope of this waiver is intended to be all encompassing of any and all Actions that may be filed in any court and that relate to the subject matter of the Transactions, including, Contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Parties each acknowledge that this waiver is a material inducement to enter into a business relationship and that they will continue to rely on the waiver in their related future dealings. Each Party further represents and warrants that it has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING HERETO. In the event of an Action, this Agreement may be filed as a written consent to trial by a court.

              (c) SERVICE OF PROCESS. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in SECTION
10.7. Nothing in this SECTION 10.9(C) shall affect any Party's right to bring any Action arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted at Law or in equity.

         10.10 TIME.

         Time is of the essence in the performance of this Agreement.

         10.11 COUNTERPARTS.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         10.12 HEADINGS.

         The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.13 GOVERNING LAW.

         Except for any other Law of mandatory application, this Agreement and the performance of the Transactions and obligations of the Parties hereunder shall be governed by and construed in accordance with the Laws of the State of California, without giving effect to any choice of Law principles.

         10.14 AMENDMENTS.

         The Parties may amend this Agreement by action taken by or on behalf of the respective Boards of Directors of Parent, Merger Sub, and the Company at any time prior to the Effective Time. Notwithstanding the foregoing, after the Shareholders approve and adopt this Agreement and the Merger, no amendment to this Agreement may be made that would reduce the amount of or change the Merger Consideration or otherwise would require the Shareholders to approve such amendment under the Corporate Law, unless the Shareholders approve such amendment in accordance with the Corporate Law. Amendments to this Agreement must be in a writing that the Company and Parent Parties have signed.

         10.15 EXTENSIONS; WAIVER.

               (a) At any time prior to the Effective Time, the Parent Parties, on the one hand, and the Company, on the other, to the extent legally allowed, may (i) extend the time for the performance of any of the obligations of the other Party, (ii) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

               (b) No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or Breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.

         10.16 SEVERABILITY.

         The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any Party or to any circumstance, is adjudged by a Governmental Body, arbitrator, or mediator not to be enforceable in accordance with its terms, the Parties agree that the Governmental Body, arbitrator, or mediator making such determination shall have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced.

         10.17 EXPENSES.

         Except as otherwise expressly provided in this Agreement, each Party shall bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the Transactions, including all fees and expenses of agents, representatives, financial advisors, legal counsel, and accountants.

         10.18 CONSTRUCTION.

         The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign Law shall be deemed also to refer to Law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words "include," "includes," and "including" shall be deemed to be followed by "without limitation." Pronouns in masculine, feminine, and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. The words "this Agreement," "herein," "hereof," "hereby," "hereunder," and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         10.19 INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES.

         The Exhibits and Schedules are incorporated herein by reference and made a part hereof.

         10.20 ELECTRONIC SIGNATURES.

               (a) Notwithstanding the Electronic Signatures in Global and National Commerce Act (15 U.S.C. Sec. 7001 ET.SEQ.), the Uniform Electronic Transactions Act, or any other Law relating to or enabling the creation, execution, delivery, or recordation of any Contract or signature by electronic means, and notwithstanding any course of conduct engaged in by the Parties, no Party shall be deemed to have executed a Transaction Document or other document contemplated thereby (including any amendment or other change thereto) unless and until such Party shall have executed such Transaction Document or other document on paper by a handwritten original signature or any other symbol executed or adopted by a Party with current intention to authenticate such Transaction Document or such other document contemplated.

               (b) Delivery of a copy of a Transaction Document or such other document bearing an original signature by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in "portable document format" (".pdf") form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall have the same effect as physical delivery of the paper document bearing the original signature. "Originally signed" or "original signature" means or refers to a signature that has not been mechanically or electronically reproduced.

         10.21 POST-CLOSING INDEMNIFICATION.

         The Company will purchase a tail policy with respect to the directors' and officers' liability insurance policies in effect immediately prior to the Effective Time, which policy will be effective through the second anniversary of the Closing Date.










                      [The next page is the signature page]

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                WENDY'S INTERNATIONAL, INC.


                                By:      /s/ Jonathan Catherwood
                                   ---------------------------------------------
                                Name:    Jonathan Catherwood
                                Title:   Senior Vice President
                                         Mergers and Acquisitions



                                FEI ACQUISITION CORP.


                                By:      /s/ Jonathan Catherwood
                                   ---------------------------------------------
                                Name:    Jonathan Catherwood
                                Title:   Senior Vice President



                                FRESH ENTERPRISES, INC.


                                By:      /s/ Gregory Dollarhyde
                                   ---------------------------------------------
                                Name:    Gregory Dollarhyde
                                Title:   Chief Executive Officer and President



The Sellers' Representative is executing this Agreement for the purpose of acknowledging its responsibilities under ARTICLE 2 and ARTICLE 9.




SELLERS' REPRESENTATIVE:        /s/ Frank M. Vest, Jr.
                                ------------------------------------------------
                                Frank M. Vest, Jr.


                     [Signatures continue on following page]

The Shareholders are executing this Agreement for the purpose of acknowledging their respective rights and obligations under ARTICLE 8 and ARTICLE 9.


SHAREHOLDERS:               CATTERTON-SIMON PARTNERS III, L.P.,
                            a Delaware limited partnership

                            By:  Catterton-Simon Managing
                                 Partner III, L.L.C.
                                 Its: General Partner

                                 By:                  *
                                        ----------------------------------------
                                        Frank M. Vest, Jr.
                                        Authorized Person

                            CATTERTON PARTNERS IV, L.P.
                            a Delaware limited partnership

                            By:  Catterton Managing Partner IV, L.L.C.,
                                 Its: General Partner

                            By:  CP4 Principals, L.L.C.,
                                 Its: Managing Member

                                 By:                  *
                                        ----------------------------------------
                                        Frank M. Vest, Jr.
                                        Authorized Person

                            CATTERTON PARTNERS IV OFFSHORE, L.P.
                            a Cayman Islands limited partnership

                            By:  Catterton Managing Partner IV, L.L.C.,
                                 Its: General Partner

                            By:  CP4 Principals, L.L.C.,
                                 Its: Managing Member

                                 By:                  *
                                        ----------------------------------------
                                        Frank M. Vest, Jr.
                                        Authorized Person



                     [Signatures continue on following page]

                            CATTERTON PARTNERS IV SPECIAL PURPOSE, L.P.
                            a Cayman Islands limited partnership

                            By:  Catterton Managing Partner IV, L.L.C.,
                                 Its: General Partner

                            By:  CP4 Principals, L.L.C.,
                                 Its: Managing Member

                                 By:                  *
                                        ----------------------------------------
                                        Frank M. Vest, Jr.
                                        Authorized Person

                            CATTERTON PARTNERS IV-A, L.P.
                            a Delaware limited partnership

                            By:  Catterton Managing Partner IV, L.L.C.,
                                 Its: General Partner

                            By:  CP4 Principals, L.L.C.,
                                 Its: Managing Member

                                 By:                  *
                                        ----------------------------------------
                                        Frank M. Vest, Jr.
                                        Authorized Person

                            CATTERTON PARTNERS IV-B, L.P.
                            a Delaware limited partnership

                            By:  Catterton Managing Partner IV, L.L.C.,
                                 Its: General Partner

                            By:  CP4 Principals, L.L.C.,
                                 Its: Managing Member

                                 By:                  *
                                        ----------------------------------------
                                        Frank M. Vest, Jr.
                                        Authorized Person




                     [Signatures continue on following page]

                            CATTERTON-BAJA PARTNERS, L.L.C.,
                            a Delaware limited liability company

                            By:  Catterton Partners IV Management
                                 Company, L.L.C
                                 Its: Managing Member

                                 By:                  *
                                        ----------------------------------------
                                        Frank M. Vest, Jr.
                                        Authorized Person

                            GRUMMAN HILL INVESTMENTS III, L.P.,
                            a Delaware limited partnership

                            By:  Grumman Hill Group, L.L.C.
                                 Its: General Partner

                                 By:                  *
                                        ----------------------------------------
                                        James T. Kelsey
                                        Authorized Person

                            OAK INVESTMENT PARTNERS VIII
                            LIMITED PARTNERSHIP

                            By:                       *
                                 --------------------------------------------
                                 Gerald R. Gallagher
                                 Managing Member of Oak
                                 Associates VIII, LLC,
                                 the General Partner of Oak Investment
                                 Partners VIII, Limited Partnership

                            OAK VIII AFFILIATES FUND LIMITED
                              PARTNERSHIP

                            By:                       *
                                 --------------------------------------------
                                 Gerald R. Gallagher
                                 Managing Member of Oak
                                 VIII Affiliates LLC,
                                 the General Partner of Oak VIII Affiliates
                                 Fund Limited Partnership


                     [Signatures continue on following page]

                                                      *
                               -------------------------------------------------
                               Steven E. Lebow

                                                      *
                               -------------------------------------------------
                               Gregory G. Dollarhyde

                                                      *
                               -------------------------------------------------
                               Louis A. Siracusa, individually and as trustee of the Louis A. Siracusa Separate Property Trust

                                                      *
                               -------------------------------------------------
                               James Magglos

                                                      *
                               -------------------------------------------------
                               Linda L. Magglos

                                                      *
                               -------------------------------------------------
                               John Yonkich

                                                      *
                               -------------------------------------------------
                               Coralee Yonkich

                                                      *
                               -------------------------------------------------
                               Wolfe H. Bragin

                                                      *
                               -------------------------------------------------
                               Patrick J. McNeela

                               THE HARRY AND JUDITH KEYS
                               FAMILY TRUST

                               By:                    *
                                        ----------------------------------------
                                        Name:    Harry E. Keys
                                        Title:   Trustee

                               DAVE & DIANE JOHNSON LIVING TRUST

                               By:                    *
                                        ----------------------------------------
                               Name:    Dave Johnson
                               Title:   Trustee

                               By:                    *
                                        ----------------------------------------
                               Name:    Diane D. Johnson
                               Title:   Trustee


                     [Signatures continue on following page]

                                                      *
                               -------------------------------------------------
                               Cyrus Monroe

                                                      *
                               -------------------------------------------------
                               Jill Monroe

                                                      *
                               -------------------------------------------------
                               Don Breen

                               JKG ENTERPRISE GROUP MONEY
                               PURCHASE PENSION PLAN FBO GREG
                               DOLLARHYDE


                               By:                    *
                                        ----------------------------------------
                                        Greg Dollarhyde, Trustee



* By:    /s/ Frank M. Vest, Jr.
         ------------------------------
                   Frank M. Vest, Jr
                  as Attorney-In-Fact